                                                                     Exhibit 2.1
--------------------------------------------------------------------------------


                   FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

--------------------------------------------------------------------------------


                              PLAINS RESOURCES INC.

                                       and

                            THE CHASE MANHATTAN BANK

                                   as Co-Agent

                                       and

                            FIRST UNION NATIONAL BANK

                                    as Agent

                                       and

                              CERTAIN INSTITUTIONS

                                   as Lenders


                                 October 5, 2001

--------------------------------------------------------------------------------

                                Co-Lead Arrangers
                                       and
                               Joint Book Runners

  J.P. MORGAN SECURITIES INC.          and         FIRST UNION SECURITIES, INC.


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE I. Definitions and Accounting Matters................................................   1
     1.01.   Certain Defined Terms...........................................................   1
     1.02.   Oil and Gas Terms...............................................................  15
     1.03.   Accounting Terms and Determinations.............................................  16
     1.04.   Types of Loans..................................................................  16
ARTICLE II.  The Commitment..................................................................  16
     2.01.   Loans...........................................................................  16
     2.02.   Borrowings......................................................................  16
     2.03.   Changes of Commitment...........................................................  17
     2.04.   Commitment and Agency Fees......................................................  17
     2.05.   Lending Offices.................................................................  18
     2.06.   Notes...........................................................................  18
     2.07.   Prepayments and Conversions or Continuations of Loans...........................  18
     2.08.   Borrowing Base..................................................................  19
     2.09.   Letters of Credit...............................................................  21
     2.10.   Requesting Letters of Credit....................................................  21
     2.11.   Reimbursement and Participations................................................  22
     2.12.   Letter of Credit Fees...........................................................  23
     2.13.   No Duty to Inquire..............................................................  23
     2.14.   LC Collateral...................................................................  24
ARTICLE III. Payments of Principal and Interest..............................................  25
     3.01.   Repayment of Term Loans.........................................................  25
     3.02.   Interest........................................................................  26
ARTICLE IV.  Payments; Computations; Etc.....................................................  26
     4.01.   Payments........................................................................  26
     4.02.   Computations....................................................................  27
     4.03.   Minimum Amounts.................................................................  27
     4.04.   Certain Notices.................................................................  28
     4.05.   Set-off.........................................................................  28
ARTICLE V.   Yield Protection, Etc...........................................................  29
     5.01.   Additional Costs................................................................  29
     5.02.   Limitation on Types of Loans....................................................  31
     5.03.   Illegality......................................................................  31
     5.04.   Treatment of Affected Loans.....................................................  31
     5.05.   Compensation....................................................................  32
ARTICLE VI.  Conditions Precedent............................................................  32
     6.01.   Amendment and Restatement.......................................................  32
     6.02.   Restatement and Making of Loans.................................................  33
     6.03.   Loans and Letters of Credit under Original Agreement............................  33
ARTICLE VII. Representations and Warranties..................................................  34
     7.01.   Corporate Existence.............................................................  34
     7.02.   Financial Condition.............................................................  34
     7.03.   Litigation......................................................................  34
     7.04.   No Breach.......................................................................  34
     7.05.   Due Execution...................................................................  35

     7.06.  Approvals................................................................ 35
     7.07.  Use of Loans............................................................. 35
     7.08.  ERISA.................................................................... 35
     7.09.  Taxes.................................................................... 35
     7.10.  Investment Company Act................................................... 36
     7.11.  Public Utility Holding Company Act....................................... 36
     7.12.  Titles to Oil and Gas Properties......................................... 36
     7.13.  Foreign Assets Control Regulations, Etc.................................. 36
     7.14.  Gas Imbalances........................................................... 37
     7.15.  Rate Filings............................................................. 37
     7.16.  Qualification to Hold Federal Oil and Gas Leases......................... 37
     7.17.  Drilling and Operations.................................................. 38
     7.18.  Payments by Purchasers of Production..................................... 38
     7.19.  Credit Agreements........................................................ 38
     7.20.  Hazardous Materials...................................................... 38
     7.21.  Subsidiaries and Partnerships............................................ 40
     7.22.  True and Complete Disclosure............................................. 41
     7.23.  No Election to be Treated as a Utility................................... 41
ARTICLE VIII. Covenants of the Company............................................... 41
     8.01.  Financial Statements..................................................... 41
     8.02.  Litigation............................................................... 44
     8.03.  Corporate Existence, Etc................................................. 44
     8.04.  Engineering Reports...................................................... 44
     8.05.  Acquisition of Oil and Gas Properties.................................... 45
     8.06.  Insurance................................................................ 47
     8.07.  Prohibition of Fundamental Changes....................................... 48
     8.08.  Limitation on Liens...................................................... 49
     8.09.  Indebtedness............................................................. 50
     8.10.  Investments.............................................................. 50
     8.11.  Dividend Payments........................................................ 51
     8.12.  Tangible Net Worth....................................................... 52
     8.13.  Current Ratio............................................................ 52
     8.14.  Subordinated Indebtedness................................................ 52
     8.15.  Lines of Business........................................................ 53
     8.16.  Transactions with Affiliates............................................. 53
     8.17.  Use of Proceeds.......................................................... 53
     8.18.  Certain Obligations Respecting Subsidiaries.............................. 54
     8.19.  Additional Subsidiary Guarantors......................................... 54
     8.20.  Environmental Matters; Environmental Reviews............................. 54
     8.21.  Environmental Indemnification............................................ 55
     8.22.  Environmental Certification.............................................. 55
     8.23.  Modifications of Certain Documents....................................... 55
     8.24.  Gas Imbalances........................................................... 55
     8.25.  Sale of Oil and Gas Properties........................................... 56
     8.26.  Partnership Units: New Partnerships...................................... 56
     8.27.  Post Closing Curative.................................................... 56

     8.28.  Hedging Contracts.......................................................... 56
     8.29.  Transactions with PMCT..................................................... 57
     8.30.  Unrestricted Subsidiaries.................................................. 58
ARTICLE IX. Events of Default.......................................................... 58
ARTICLE X.  Co-Agent and Agent......................................................... 61
     10.01. Appointment and Authority.................................................. 61
     10.02. Exculpation, Co-Agent's and Agent's Reliance, Etc.......................... 61
     10.03. Bank Parties' Credit Decisions............................................. 62
     10.04. Indemnification............................................................ 62
     10.05. Rights as Lender........................................................... 62
     10.06. Sharing of Set-Offs and Other Payments..................................... 63
     10.07. Investments................................................................ 63
     10.08. Benefit of Section 10...................................................... 63
     10.09. Resignation................................................................ 63
ARTICLE XI. Miscellaneous.............................................................. 64
     11.01. Waiver..................................................................... 64
     11.02. Notices.................................................................... 64
     11.03. Expenses, Etc.............................................................. 64
     11.04. Amendments, Etc............................................................ 66
     11.05. Successors and Assigns..................................................... 66
     11.06. Assignments and Participation.............................................. 66
     11.07. Survival................................................................... 68
     11.08. Captions................................................................... 68
     11.09. Counterparts............................................................... 68
     11.10. Governing Law: Submission to Jurisdiction.................................. 68
     11.11. Waiver of Jury Trial, Punitive Damages, Etc................................ 69
     11.12. Rate of Interest........................................................... 69
     11.13. Release of Liens........................................................... 70
     11.14. Confidentiality............................................................ 71

Lender Schedule

Schedule 6.01(g)  Security Documents
Schedule 7.01     Licenses, Franchises, Etc.
Schedule 7.02     Contingent Liabilities
Schedule 7.03     Litigation
Schedule 7.09     Taxes
Schedule 7.12     Unmortgaged Oil and Gas Properties
Schedule 7.19     Credit Agreements
Schedule 7.21     Subsidiaries, Partnerships and Investments
Schedule 8.01(c)  Immaterial Partnerships
Schedule 8.08     Existing Liens
Schedule 8.09     Indebtedness

Exhibit A        Promissory Note
Exhibit B        Omitted
Exhibit C        Omitted
Exhibit D        Omitted
Exhibit E        Omitted
Exhibit F        Agreement to Be Bound and Assignment and Acceptance
Exhibit G        Standby Letter of Credit Application and Agreement

         THIS FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement")
                                                                 ---------
dated as of October 5, 2001, by and among PLAINS RESOURCES INC., a corporation duly organized and validly existing under the laws of the state of Delaware (the "Company"), THE CHASE MANHATTAN BANK (in its individual capacity, "Chase"), as
 -------                                                           -----
Co-Agent for the Lenders ("Co-Agent"), FIRST UNION NATIONAL BANK (assignee of
                           --------
ING (U.S.) Capital LLC, successor in interest to ING (U.S.) Capital Corporation), as agent for the Lenders ("Agent"), and the Lenders named herein,
                                         -----
amending and restating the Original Agreement referred to herein.

                                   WITNESSETH

         WHEREAS, the Company, Agent and certain of the Lenders entered into that certain Fourth Amended and Restated Credit Agreement dated as of May 22, 1998 (as amended, the "Original Agreement"), providing for extensions of credit
                       ------------------
by such certain Lenders to the Company up to the amount of $225,000,000; and

         WHEREAS, the Company has requested that Chase become Co-Agent and assume the responsibilities of the Co-Agent set forth herein and that Co-Agent, Agent and Lenders amend and restate the Original Agreement;

         WHEREAS, Co-Agent, Agent and Lenders are prepared to amend and restate the Original Agreement and renew and extend such credit upon the terms and conditions hereof;

         Accordingly, the parties hereto agree as follows:

                 ARTICLE I. Definitions and Accounting Matters.
                            ----------------------------------

         1.01. Certain Defined Terms. As used herein, the following terms shall
               ---------------------
have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
                  ---- -----

         "Affiliate" shall mean any Person which directly or indirectly
          ---------
controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

         "Affiliate Agreements" means (i) that certain Crude Oil Marketing
          --------------------
Agreement dated as of the Offering Closing Date among the Company, Plains Illinois Inc., Stocker Resources, L.P., Calumet Florida, Inc. and Plains Marketing LP, (ii) that certain Omnibus Agreement dated as of the Offering Closing Date among the Company, the MLP, Plains Marketing LP, All American Pipeline LP and PAAI, (iii) that certain Contribution, Conveyance and Assumption Agreement dated as of the Offering Closing Date among the MLP, the Company and certain other parties, and (iv) that certain Underwriting Agreement dated as of November 17, 1998 among the Company, the MLP, All American Pipeline LP, Plains Marketing LP, PAAI and the underwriters party thereto.

         "Agent" shall have the meaning assigned to such term in the first
          -----
paragraph of this Agreement as agent hereunder, and its successors in such capacity.

         "All American Pipeline LP" means All American Pipeline, L.P., a Texas
          ------------------------
limited partnership.

         "Applicable Lending Office" shall mean the Principal Office or, with
          -------------------------
respect to any Type of Loan, such other office of each Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Company as the office by which the Loans of such Type are to be made and maintained, and with respect to LC Issuer, the office, branch, or agency through which it issues Letters of Credit.

         "Applicable Margin" shall mean (i) with respect to Base Rate Loans zero
          -----------------
percent (0%) per annum and (ii) with respect to Eurodollar Loans, one and three-eighths percent (1.375%) per annum.

         "Bankruptcy Code" shall mean the Federal Bankruptcy Code, as amended
          ---------------
from time to time.

         "Bank Parties" means Co-Agent, Agent, LC Issuer and all Lenders.
          ------------

         "Base Rate" shall mean, for any day, the higher of (a) the Federal
          ---------
Funds Rate for such day plus one-half percent (0.5%) per annum and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

         "Base Rate Loans" shall mean Loans which bear interest at rates based
          ---------------
upon the Base Rate.

         "Basic Documents" shall mean, collectively, this Agreement, the Notes,
          ---------------
the Letters of Credit, the LC Applications, the Security Documents and each Hedging Agreement.

         "Borrowing Base" shall mean, at any time, an amount equal to the amount
          --------------
determined in accordance with Section 2.08 hereof.

         "Business Day" shall mean any day on which commercial banks are not
          ------------
authorized or required to close in New York City or Houston, Texas and, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or a Conversion of or into, or an Interest

Period for, Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "CERCLA" has the meaning given it in Section 7.20(d).
          ------
         "CERCLIS" has the meaning given it in Section 7.20(d).
          -------

         "Chief Financial Officer" shall mean the senior executive officer of
          -----------------------
the Company who is primarily responsible for the financial affairs of the Company.

         "Closing Date" shall mean the date upon which the conditions precedent
          ------------
to the amendment and restatement of the Original Agreement set forth in Section 6 hereof have been satisfied.

         "Co-Agent" shall have the meaning assigned to such term in the first
          --------
paragraph of this Agreement as co-agent hereunder, and its successors in such capacity.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from
          ----
time to time.

         "Commitment" shall mean the obligation of Lenders to make Loans in an
          ----------
aggregate amount at any one time outstanding up to but not exceeding $225,000,000, as the same may be reduced at any time or from time to time pursuant to Sections 2.03(a), (b) or (c).

         "Company" shall have the meaning assigned to such term in the first
          -------
paragraph of this Agreement.

         "Company Reserve Reports" shall have the meaning assigned to such term
          -----------------------
in Section 8.04(b) hereof.

         "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary
          -----------------------
of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

         "Continue", "Continuation" and "Continued" shall refer to the
          --------    ------------       ---------
continuation pursuant to Section 2.07(a) hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

         "Convert", "Conversion" and "Converted" shall refer to a conversion
          -------    ----------       ---------
pursuant to Section 2.07(a) hereof of Base Rate Loans into Eurodollar Loans or of Eurodollar Loans into Base Rate Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

         "Default" shall mean an Event of Default or an event which with notice
          -------
or lapse of time or both would become an Event of Default.

         "Dividend Payment" shall mean dividends (in cash, Property or
          ----------------
obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company, but excluding (i) dividends payable solely in shares of common or preferred stock of the Company, and (ii) dividends from a Subsidiary of the Company to the Company.

         "Engineering Report" shall mean any Independent Reserve Report or
          ------------------
Company Reserve Report.

         "Environmental Affiliate" shall mean, as to any Person (the
          -----------------------
"successor"), any other Person whose liability (contingent or otherwise) for an Environmental Claim the successor may have retained, assumed or otherwise become or remained liable for suits or other procedures (contingently or otherwise), whether by contract, operation of law or otherwise; provided that each Subsidiary of the successor, and each former Subsidiary or division of the successor transferred to another Person, shall in any event be an "Environmental Affiliate" of the successor; provided, further, that whenever reference is made to liabilities or properties of an Environmental Affiliate, such reference shall exclude the liabilities of the Environmental Affiliate which the successor did not retain, assume or otherwise become or remain liable for and the properties of the Environmental Affiliate which were not acquired in any manner by the successor for and with respect to which the successor did not retain or assume or otherwise become liable for any liability on any Environmental Claims.

         "Environmental Claim" shall mean, with respect to any Person, any
          -------------------
notice, claim, demand, order, citation, complaint, penalty assessment or other communication (whether written or oral) by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from
(a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Laws" shall mean any and all applicable Federal, state,
          ------------------
local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974,
          -----
as amended from time to time.

         "ERISA Affiliate" shall mean any corporation or trade or business which
          ---------------
is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company.

         "Eurodollar Loans" shall mean Loans the interest rates on which are
          ----------------
determined on the basis of rates based upon the Eurodollar Rate.

         "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest
          ---------------
Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported, on the date two Business Days prior to the first day of such Interest Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for dollar deposits having a term comparable to such Interest Period and in an amount of $1,000,000 or more (or, if such Page shall cease to be publicly available or if the information contained on such Page, in Agent's sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, such rate as reported by any publicly available source of similar market data selected by Agent that, in Agent's sole judgment, accurately reflects such London Interbank Offered Rate).

         "Events of Default" shall have the meaning assigned to such term in
          -----------------
Section 10 hereof.

         "Facility Usage" means, at the time in question, the aggregate amount
          --------------
of outstanding Loans and existing LC Obligations at such time.

         "Federal Funds Rate" shall mean, for any day, the rate per annum
          ------------------
(rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be such rate as reported by any publicly available source of similar market data selected by Agent that, in Agent's sole judgment, accurately reflects such rate on overnight Federal funds transactions.

         "Financial Statements" shall have the meaning assigned to such term in
          --------------------
Section 7.02 hereof.

         "GAAP" shall mean generally accepted accounting principles applied on a
          ----
basis consistent with those which, in accordance with Section 1.03(a) hereof, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

         "Guaranty" shall mean a guaranty, an endorsement, a contingent
          --------
agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guaranty of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his or its obligations or an agreement to assure a creditor against loss, including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guaranty" and "Guaranteed" used as a verb shall have a correlative meaning.

         "Hazardous Materials" shall have the meaning assigned to such term in
         --------------------
Section 7.20(b) hereof.

         "Hedging Agreement" shall mean (i) any currency rate swap, rate cap,
          -----------------
rate floor, rate collar, exchange transaction, forward rate agreement, or other exchange or rate protection agreements or any option with respect to any such transaction now existing or hereafter entered into between any Obligor and Agent, any Lender or an Affiliate thereof, or (ii) any swap agreement, cap, floor, collar, exchange transaction, forward agreement, or other exchange or protection agreements relating to crude oil, natural gas or other hydrocarbons, or any option with respect to any such transaction now existing or hereafter entered into between any Obligor and Agent, any Lender or an Affiliate thereof.

         "Hydrocarbon Interests" shall mean all rights, titles, interests and
          ---------------------
estates in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profits interests and production payment interests, including any remainder or reversionary interest of whatever nature, and the lands covered or affected thereby.

         "Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline,
          ------------
natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined therefrom.

         "Indebtedness" shall mean, for any Person (without duplication): (a)
          ------------
indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable or accrued expenses are payable within 120 days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) indebtedness of others Guaranteed by such Person, excluding indebtedness under forward, future, swap or hedging contracts permitted under Section 8.28 that does not constitute "Indebtedness" as defined in clause (h) below; (f) past due obligations of such Person (including, without limitation, any joint interest billings) that are more than 60 days past due in respect of leases, operating agreements, gas balancing agreements, farm-out agreements, capital lease obligations, purchase and sale agreements and other agreements and instruments pertaining to the Properties mortgaged to Bank Parties (or Agent for the benefit of Bank Parties) pursuant to the Security Documents; (g) production payments in connection with Oil and Gas Properties of such Person;

(h) uncovered or unhedged obligations of such Person arising under futures contracts, forward contracts, or other commodity agreements; (i) obligations of such Person in respect of an interest rate swap, cap or collar agreement or similar arrangement providing for the transfer or mitigation of interest risks generally or under specific contingencies; (j) indebtedness of such Person arising under leases serving as a source of financing or otherwise capitalized in accordance with GAAP (but excluding customary oil, gas and mineral leases); and (k) obligations of such Person arising under conditional sales or other title retention agreements.

         "Independent Reserve Reports" shall have the meaning assigned to such
          ---------------------------
term in Section 8.04(a) hereof.

         "Initial Reserve Reports" shall mean the Independent Reserve Reports
          -----------------------
dated (i) February 23, 1998 by Ryder Scott Company, (ii) February 25, 1998 by H.J. Gruy and Associates, Inc., and (iii) February 25, 1998 by Netherland, Sewell & Associates, Inc., each as of December 31, 1997, and the Independent Reserve Report dated February 12, 1998 by System Technology Associates, Inc., as of January 1, 1998.

         "Interest Period" shall mean, with respect to any Eurodollar Loan, each
          ---------------
period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the third calendar month thereafter, as the Company may select as provided in Section 4.04 hereof, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month Notwithstanding the foregoing (i) no Interest Period may commence before and end after any Quarterly Date unless, after giving effect thereto, the aggregate principal amount of the Loans having Interest Periods which end after such Quarterly Date shall be equal to or less than the aggregate principal amount of the Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Quarterly Date, (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day), and (iii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder.

         "Investment" shall mean, for any Person (a) the acquisition (whether
          ----------
for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale), (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including, without limitation, the purchase of Property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold in the ordinary course of business), or (c) the entering into of any Guaranty of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

         "LC Application" means any application for a Letter of Credit hereunder
          --------------
made by the Company to LC Issuer.

         "LC Collateral" has the meaning given it in Section 2.14(a).
          -------------

         "LC Issuer" means First Union National Bank in its capacity as the
          ---------
issuer of Letters of Credit hereunder, and its successors in such capacity Agent may, with the consent of the Company and the Lender in question, appoint any Lender hereunder as the LC Issuer in place of or in addition to First Union National Bank.

         "LC Obligations" means, at the time in question, the sum of all Matured
          --------------
LC Obligations plus the Maximum Drawing Amount.

         "Lenders" means each signatory hereto (other than the Company),
          -------
including both Chase in its capacity as a Lender hereunder rather than as a Co-Agent and First Union National Bank in its capacity as a Lender hereunder rather than as Agent or LC Issuer, and the successors of each as holder of a Note.

         "Letter of Credit" means any letter of credit issued by LC Issuer
          ----------------
hereunder at the application of the Company.

         "Lien" shall mean, with respect to any Property, any mortgage, lien,
          ----
pledge, charge (including, without limitation, production payments and the like burdening such Properties), security interest, preferential right to purchase, right of first refusal, call on production or other burden or encumbrance of any kind in respect of such Property. For purposes of this Agreement, the Company or any of its Subsidiaries or any Partnership shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

         "Loans" shall mean the loans provided for by Section 2.01 hereof and
          -----
shall include Revolving Credit Loans and Term Loans.

         "Majority Lenders" shall mean Lenders having Percentage Shares equal to
          ----------------
or greater than fifty-one percent (51%).

         "Margin Stock" shall mean margin stock within the meaning of
          ------------
Regulations U and X.

         "Material Adverse Effect" shall mean a material adverse effect on any
          -----------------------
of the following, either individually or in the aggregate with all other events and circumstances then existing which would be a Default if such events or circumstances were to have a Material Adverse Effect: (a) the consolidated financial condition, business, operations or prospects taken as a whole of the Company and its Consolidated Subsidiaries, (b) the ability of the Company to perform its obligations under any of the Basic Documents or (c) the aggregate value of the security provided to Bank Parties (or Agent for the benefit of Bank Parties) under the Security Documents.

         "Material Subsidiary" shall mean, at any time, a Subsidiary of the
          -------------------
Company which as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

         "Matured LC Obligations" means all amounts paid by LC Issuer on drafts
          ----------------------
or demands for payment drawn or made under or purported to be under any Letter of Credit and all other amounts due and owing to LC Issuer under any LC Application for any Letter of Credit, to the extent the same have not been repaid to LC Issuer (with the proceeds of Revolving Credit Loans or otherwise).

         "Maximum Drawing Amount" means at the time in question the sum of the
          ----------------------
maximum amounts which LC Issuer might be called upon to advance under all Letters of Credit then outstanding.

         "Maximum Rate" shall mean, with respect to each Bank Party, the maximum
          ------------
nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Obligations under laws from time to time applicable to such Bank Party.

         "MLP" means Plains All American Pipeline, L.P., a Delaware limited
          ---
partnership.


         "MLP Offering Prospectus" means that certain Prospectus dated November
          -----------------------
17, 1998 regarding the offering by the MLP of common units representing limited partner interests in the MLP.

         "Multiemployer Plan" shall mean a multiemployer plan defined as such in
          ------------------
Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Notes" shall mean the notes provided for by Section 2.06 hereof.
          -----
"Note" shall mean any of the Notes.

         "Obligations" shall mean, as at any date of determination thereof, all
          -----------
obligations of the Obligors, now existing or hereafter arising, owing to any Bank Party under this Agreement, the Notes or any other Basic Document, whether for principal, interest, fees, expenses or otherwise, including all LC Obligations.

         "Obligors" shall mean the Company and each of the Subsidiary
          --------
Guarantors.

         "Offering Closing Date" means the date of delivery to the underwriters,
          ---------------------
and payment for, the common units representing limited partner interests in the MLP, offered pursuant to the initial public offering thereof as described in the MLP Offering Prospectus.

         "Oil and Gas Properties" shall mean the Hydrocarbon Interests; the
          ----------------------
Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization agreements, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations and rules of any governmental body or agency having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange, transporting, treating or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced from or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in anywise appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property primarily located or used elsewhere but which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, improvements, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

         "Original Agreement" shall have the meaning assigned to such term in
          ------------------
the second paragraph of this Agreement.

         "PAAI" shall mean Plains Holdings, Inc., a Delaware corporation, a
          ----
Wholly-Owned Subsidiary of the Company, and formerly known as Plains All American Inc.

         "PAAI Sale Transaction" means those transactions generally set forth in
          ---------------------
the Company's Form 8-K filed with the Securities and Exchange Commission on May 10, 2001 whereby the Company, PAAI and PAAI LLC (predecessor in interest to Plains Holdings LLC) have entered into one or more agreements providing in part for the sale and transfer by PAAI of a portion of its general partner interests in the MLP and by PAAI LLC of certain of its subordinated interests in the MLP, together with all other transfers contemplated in connection therewith.

         "PAAI Transfer" shall mean the occurrence of any of the following:
          -------------

             (i) The Company, either directly or indirectly, shall cease to be the legal and beneficial owner of 100% of the outstanding capital stock of PAAI or 100% of the outstanding limited liability company interests of Plains Holdings LLC.

             (ii) PAAI shall cease to be the legal and beneficial owner of 75% or more of the ownership interests (including all securities which are convertible into ownership interests) of Plains All American GP LLC owned by PAAI immediately following the consummation of the PAAI Sale Transaction.

               (iii) The Company or any of its Subsidiaries, PAAI or Plains Holdings LLC, or any successor (by conversion, merger or otherwise) of any of them, or any combination of the foregoing Persons, either directly or indirectly, shall cease to be the legal and beneficial owner of 75% or more in the aggregate of the number of limited partner units of the MLP owned either directly or indirectly by the Company or any of its Subsidiaries, PAAI, Plains Holdings LLC or each successor (by conversion, merger or otherwise) of each of them, or any combination of the foregoing Persons, in the aggregate immediately following the consummation of the PAAI Sale Transaction.

         "Partnerships" shall mean the partnerships in which the Company or any
          ------------
of its Subsidiaries owns a general partnership interest (including, without limitation, those listed in Schedule 7.21 hereof) other than (i) any partnership regarded as such solely for Federal income tax purposes if such partnership has made or is deemed to have made an election to be excluded from Subchapter K, Chapter 1, Subtitle A of the Code as permitted by Section 761 of the Code and the regulations thereunder and (ii) any partnership of which all of the partnership interests are owned, directly or indirectly, by the Company and/or any of its Subsidiaries.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any
          ----
entity succeeding to any or all of its functions under ERISA.

         "Percentage Share" shall mean, with respect to any Lender (a) when used
          ----------------
in Section 2.01 or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on the Lender Schedule attached to this Agreement, as from time to time amended or supplemented, or with respect to a Person who shall become a Lender after the date of this Agreement, the percentage of the Commitment and Loans assigned to and assumed by such Lender, as set forth in the assignment made pursuant to Section 11.06(b), and (b) when used otherwise, the percentage equal to (i) the sum of (A) the unpaid principal balance of such Lender's Loans at the time in question, plus (B) Matured LC Obligations which such Lender has funded pursuant to Section 2.11(c), plus (C) the portion of the Maximum Drawing Amount which such Lender might be obligated to fund under Section 2.11(c), divided by (ii) the sum of (I) the aggregate unpaid principal balance of all Loans at such time plus (II) the aggregate amount of LC Obligations outstanding at such time.

         "Permitted Investments" shall mean, for any Person: (a) direct
          ---------------------
obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof by such Person; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof by such Person; and (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof by such Person.

         "Person" shall mean any individual, corporation, company, voluntary
          ------
association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

         "Plains Holdings LLC" means Plains Holdings LLC, a Delaware limited
          -------------------
liability company (formerly known as PAAI LLC).

         "Plains Marketing LP" means Plains Marketing, L.P., a Delaware limited
          -------------------
partnership.

         "Plan" shall mean an employee benefit or other plan established or
          ----
maintained by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

         "PMCT" shall mean PMCT Inc., a Delaware corporation, a Wholly-Owned
          ----
Subsidiary of the Company.

         "Post-Default Rate" shall mean, in respect of any principal of any Loan
          -----------------
or any other amount under this Agreement, the Notes or any other Basic Document that is not paid when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 3% above the Base Rate as in effect from time to time plus the
                                                                    ----
Applicable Margin (provided that, if the amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of an Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 3% above the interest rate for such Loan as provided in
Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition). In no event shall the Post-Default Rate exceed the Maximum Rate.

         "Prime Rate" shall mean the arithmetic average of the rates of interest
          ----------
publicly announced by The Chase Manhattan Bank (National Association), Citibank, N.A. and Morgan Guaranty Trust Company of New York (or their respective successors) as their respective prime commercial lending rates (or, as to any such bank that does not announce such a rate, such bank's "base" or other rate determined by Agent to be the equivalent rate announced by such bank), except that, if any such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, Agent shall, during such period, determine the "Prime Rate" based upon the arithmetic average of the prime commercial lending (or equivalent) rates announced publicly by the other such banks.

         "Principal Office" shall mean the principal office of each Lender, as
          ----------------
set forth on the signature pages hereto.

         "Property" shall mean any right or interest in or to property of any
          --------
kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Quarterly Dates" shall mean the first Business Day of July, October,
          ---------------
January and April in each year, the first of which shall be January 2, 2002.

         "Regulations D, U and X" shall mean, respectively, Regulations D, U and
          ----------------------
X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

         "Regulatory Change" shall mean any change after the date of this
          -----------------
Agreement in United States Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks (including any Bank Party who is such a bank) of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Release" shall have the meaning assigned to such term in Section
          -------
7.20(b) hereof.

         "Reserve Requirement" shall mean, for any Interest Period for any
          -------------------
Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D) Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined or (ii) any category of extensions of credit or other assets which includes Eurodollar Loans.

         "Revolving Credit Loan" shall have the meaning assigned to such term in
          ---------------------
Section 2.01(a) hereof.

         "Revolving Credit Termination Date" shall mean the earlier of (a) July
          ---------------------------------
1, 2003 and (b) the date on which the Commitment is reduced to zero or terminated pursuant to Section 2.03 hereof.

         "Security Documents" shall mean, collectively, each Security Document
          ------------------
listed on Schedule 6.01(g) attached hereto and all Uniform Commercial Code financing statements required by this Agreement or any Security Document to be filed with respect to the security interests in personal Property and fixtures created pursuant to any Security Document and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by the Company and any of its Subsidiaries to, any Bank Party in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any other duties and obligations under the Basic Documents.

         "Senior Subordinated Indenture" shall mean (i) that certain Indenture
          -----------------------------
dated as of March 15, 1996 among the Company, "Subsidiary Guarantors" (as defined therein) and The Chase Manhattan Bank (f/k/a Chase Bank of Texas National Association and Texas Commerce Bank National Association), as Trustee,
(ii) that certain Indenture dated as of July 21, 1997 among the Company, "Subsidiary Guarantors" (as defined therein) and The Chase Manhattan Bank (f/k/a Chase Bank of Texas, National Association and Texas Commerce Bank National Association), as Trustee, and (iii) that certain Indenture dated as of September 15, 1999 among the Company, "Subsidiary Guarantors" (as defined therein) and The Chase Manhattan Bank

(f/k/a Chase Bank of Texas, National Association and Texas Commerce Bank National Association), as Trustee, in each case as amended or modified from time to time in compliance with Section 8.23.

         "Senior Subordinated Notes" shall mean (i) the 10 1/4% senior
          -------------------------
subordinated notes due 2006 in the aggregate principal amount of $150,000,000 issued by the Company pursuant to the Senior Subordinated Indenture dated as of March 15, 1996, (ii) the 10 1/4% senior subordinated notes due 2006 in the aggregate principal amount of $50,000,000 issued by the Company pursuant to the Senior Subordinated Indenture dated as of July 21, 1997, and (iii) the 10 1/4% senior subordinated notes due 2006 in the aggregate principal amount of $75,000,000 to be dated on or about September 22, 1999 issued by the Company pursuant to the Senior Subordinated Indenture dated as of September 15, 1999.

         "Society of Petroleum Engineers" shall mean the Society of Petroleum
          ------------------------------
Engineers of the American Institute of Petroleum or any successor organization or, if there is no successor organization, a similar organization designated by Agent.

         "Subordinated Indebtedness" shall mean, collectively, (i) Indebtedness
          -------------------------
of the Company and its Subsidiaries listed in Schedule 8.09 hereto which is identified as subordinated indebtedness on such Schedule 8.09, (ii) Indebtedness of the Company evidenced by the Senior Subordinated Notes and the Indebtedness of its Subsidiaries from time to time evidenced by the guaranties of such Senior Subordinated Notes, and (iii) other Indebtedness for which the Company is directly and primarily liable, in respect of which none of its Subsidiaries is contingently or otherwise obligated and which is subordinated to the obligations of the Company to pay principal of and interest on the Loans and the Notes hereunder on terms satisfactory to Majority Lenders, which contain other terms (including interest rate, amortization and financial covenants) satisfactory to Majority Lenders and where the aggregate Indebtedness of the Company and the Company's ability to pay its Indebtedness when due, after giving effect to such Subordinated Indebtedness, is satisfactory to Majority Lenders.

         "Subsidiary" shall mean, for any Person, any corporation or other
          ----------
entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person; provided that the term "Subsidiary" shall not include any of the Partnerships other than any Partnership of which all of the partnership interests are owned, directly or indirectly, by the Company and/or any of its Subsidiaries. "Wholly-Owned Subsidiary" shall mean any such corporation or other entity of which all of such securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled. Notwithstanding the foregoing, pursuant to Section 8.30, no Unrestricted Subsidiary shall be deemed a "Subsidiary" of the Company for purposes of this Agreement and each other Basic Document.

         "Subsidiary Guaranty" shall mean a Guaranty guaranteeing some or all of
          -------------------
the Obligations executed by one or more Subsidiary Guarantors or any Subsidiary of the Company which now or hereafter executes and delivers a Guaranty in favor of Bank Parties (or Agent for the benefit of Bank Parties), as the same shall be amended, modified and supplemented and in effect from time to time. "Subsidiary Guaranties" shall mean, collectively, all Subsidiary Guaranties.

         "Subsidiary Guarantor" shall mean each of the following Subsidiaries of
          --------------------
the Company: Stocker Resources, L.P., Calumet Florida, Inc., Plains Illinois Inc., Plains Resources International Inc., Stocker Resources, Inc., and Arguello Inc.

         "Supermajority Lenders" shall mean Lenders having Percentage Shares
          ---------------------
equal to or greater than sixty-six and two-thirds percent (66-2/3%).

         "Tangible Net Worth" shall mean, as at any date, the sum for the
          ------------------
Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

                  (a)  the amount of capital stock, plus
                                                    ----

                  (b) the amount of surplus and retained earnings (or in the case of a surplus or retained earnings deficit, minus the amount of such deficit), minus

                  (c) the sum of the following: cost of treasury shares and the book value of all assets which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write-up in the book value of assets resulting from a revaluation thereof subsequent to December 31, 1997.

The effect of any increase or decrease in net worth in any period as a result of items of income or loss not reflected in the determination of net income but reflected in the determination of comprehensive income (to the extent provided under GAAP (x) as in effect on June 12, 2000 or (y) to become effective after such date under rules currently proposed as of such date that become effective on or before January 1, 2001) shall be excluded in determining Tangible Net Worth.

         "Term Loan" shall have the meaning assigned to such term in Section
          ---------
2.01(b) hereof.

         "Type" shall have the meaning assigned that term in Section 1.04
          ----
hereof.

         "Unrestricted Subsidiary" shall mean PAAI and each of its respective
          -----------------------
Subsidiaries, whether now existing or hereafter formed or acquired.

         1.02. Oil and Gas Terms. As used herein, the terms "reserves," "proved
               -----------------
reserves," "proved developed reserves," "proved developed producing reserves," "proved developed nonproducing reserves" and "proved undeveloped reserves" shall have the meanings given such terms from time to time by the Society of Petroleum Engineers.

     1.03.  Accounting Terms and Determinations. (a) Except as otherwise
            -----------------------------------
expressly provided herein, all accounting terms used herein shall be interpreted, all determinations and calculations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered to Bank Parties hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time applied on a basis consistent with that used in the preparation of the latest financial statements furnished to Bank Parties hereunder (which, prior to the first financial statements delivered under Sections 8.01(a), (b) and (c) hereof, shall mean the financial statements referred to in Section 7.02 hereof).

            (b) To enable the ready and consistent determination of compliance with the covenants set forth in Sections 8.12 and 8.13 hereof, the Company will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

     1.04.  Types of Loans. Loans hereunder are distinguished by "Type". The
            --------------
"Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.

                          ARTICLE II. The Commitment.
                                      --------------

     2.01.  Loans. (a) Each Lender agrees, on the terms of this Agreement, to
            -----
make revolving credit loans to the Company in Dollars during the period from and including the Closing Date to but excluding the Revolving Credit Termination Date (each, such Lender's "Revolving Credit Loans") in an aggregate principal
                           ----------------------
amount at any one time outstanding up to but not exceeding the amount of such Lender's Percentage Share of the Commitment as in effect from time to time, provided that at no time shall the Facility Usage be in excess of the Borrowing Base as then in effect. Subject to the terms of this Agreement, during such period the Company may borrow, repay and reborrow by means of Base Rate Loans and Eurodollar Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section 2.07(a) hereof) or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type; provided that no more than six separate Interest Periods in respect of Eurodollar Loans may be outstanding at any one time.

            (b) Each Lender agrees, on the terms of this Agreement, to make a term loan to the Company by converting the Revolving Credit Loans pursuant to
Section 3.01(a) hereof, in Dollars on the Revolving Credit Termination Date (such Lender's "Term Loan") in an amount up to but not exceeding the aggregate
                ---------
unpaid principal amount of such Lender's Revolving Credit Loans outstanding at the opening of business on the Revolving Credit Termination Date, provided that the Facility Usage shall not exceed the Borrowing Base as then in effect. Thereafter, the Company may Convert Term Loans of one Type into Term Loans of another Type (as provided in Section 2.07(a) hereof) or Continue Term Loans of one Type as Term Loans of the same Type; provided that no more than six separate Interest periods in respect of Eurodollar Loans may be outstanding at any one time.

     2.02.  Borrowings. The Company shall give Agent notice of each borrowing
            ----------
hereunder as provided in Section 4.04 hereof, after which Agent shall give each Lender prompt written notice thereof. On the date specified for each borrowing hereunder, each Lender shall, subject to the terms and conditions of this Agreement, promptly remit to Agent at Agent's Principal Office the amount of such Lender's Percentage Share of such borrowing in immediately available funds, and upon receipt of such funds, subject to the terms and conditions of this Agreement, Agent shall promptly make available the amount of such borrowing to the Company by depositing the same, in immediately available funds, in an account of the Company designated by the Company. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's Percentage Share of a requested borrowing, Agent may in its discretion assume that such Lender has made its Percentage Share of such requested borrowing available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such borrowing available to the Company and shall use its best efforts to notify the Company of such action, provided, however, that any failure by Agent to notify the Company of such action shall not in any way or manner diminish, nullify or reduce the Company's and such Lender's obligations in the following sentence. If and to the extent such Lender shall not so make its Percentage Share of such requested borrowing available to Agent, such Lender and the Company severally agree to pay or repay to Agent within three days after demand the amount of such Lender's Percentage Share of such requested borrowing together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is paid or repaid to Agent, such interest to be paid (i) by such Lender at the Federal Funds Rate plus $200 per day, and (ii) by the Company at the
                          ----
interest rate applicable at the time to the remainder of the requested borrowing made on such date. The failure of any Lender to make its Percentage Share of any requested borrowing available to Agent hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its Percentage Share of such requested borrowing available to Agent, but no Lender shall be responsible for any other Lender's failure to make its Percentage Share of any requested borrowing available to Agent.

     2.03.  Changes of Commitment. (a) The Company shall make any mandatory
            ---------------------
prepayments required by Section 2.07(b) hereof resulting from such Commitment reduction on the date of such Commitment reduction. The reduction in the Commitment under this Section 2.03(a) shall be in addition to any reduction in the Commitment pursuant to Section 2.03(b) below.

            (b) The Company shall have the right at any time or from time to time (i) so long as no Loans are outstanding, to terminate the Commitment and
(ii) to reduce the unused amount of the Commitment; provided that (x) the Company shall give notice of each such termination or reduction as provided in
Section 4.04 hereof, and (y) each partial reduction shall be in an amount at least equal to $500,000 and in multiples of $100,000 in excess thereof.

            (c) The Commitment shall be automatically reduced to zero at the close of business on the Revolving Credit Termination Date.

            (d) The Commitment once terminated or reduced may not be reinstated.

     2.04.  Commitment and Agency Fees. (a) The Company shall pay to Agent for
            --------------------------
the account of each Lender a commitment fee on the lesser of the daily average unused amount of such Lender's Percentage Share of the Commitment and the daily average unused amount of the

Borrowing Base, for the period from and including the date hereof to but not including the earlier of the date the Commitment is terminated and the Revolving Credit Termination Date, at a rate per annum equal to three-eighths of one percent (0.375%). Accrued commitment fees (including commitment fees accruing under the Original Agreement during the period from July 1, 2001 through and including the date hereof) shall be payable on each Quarterly Date and on the earlier of the date the Commitment is terminated or the Revolving Credit Termination Date.

            (b) The Company shall pay to Agent for its own account an agency fee pursuant to a letter agreement of even date herewith between Agent and the Company.

     2.05.  Lending Offices. The Loans of each Type shall be made and maintained
            ---------------
at each Lender's Applicable Lending Office for Loans of such Type.

     2.06.  Notes. (a) Each Lender's Loans shall be evidenced by a single
            -----
promissory note (such Lender's "Note" and collectively, the "Notes") of the
                                ----                         -----
Company substantially in the form of Exhibit "A" hereto, dated the Closing Date, payable to such Lender at the Principal Office of Agent, in a principal amount equal to the amount of such Lender's Percentage Share of the Commitment as originally in effect and otherwise duly completed, such Notes to be given in renewal of, but not in extinguishment or novation of, those certain Promissory Notes dated May 22, 1998 in the original aggregate principal amount of $225,000,000 issued by the Company under the Original Agreement.

            (b) The date, amount, Type, interest rate, and duration of Interest Period (if applicable) of each Loan made by each Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by Agent on its books and by such Lender on its books and, prior to any transfer of such Lender's Note, endorsed by such Lender on the schedule attached to such Lender's Note or any Continuation thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under such Lender's Note.

            (c) No Lender shall be entitled to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of its Percentage Share of the Commitment, its Loans and its Note pursuant to Section 11.06(b) hereof.

     2.07.  Prepayments and Conversions or Continuations of Loans. (a) Optional.
            -----------------------------------------------------      --------
Subject to Section 4.03 hereof, the Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time; provided that: (i) the Company shall give Agent and each Lender notice of each such prepayment, Conversion or Continuation as provided in Section 4.04 hereof and (ii) a Eurodollar Loan may be prepaid or converted only on the last day of an Interest Period for such Loan. Notwithstanding the foregoing, and without limiting the rights and remedies of Bank Parties under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, Majority Lenders may suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

            (b) Mandatory. The Company shall from time to time prepay the Loans
                ---------
in such amounts as shall be necessary so that at all times (i) the Facility Usage shall be less than or equal to the Borrowing Base then in effect (unless the Company shall have provided additional collateral acceptable to Majority Lenders in their sole discretion) (or, if the Revolving Credit Loans have been paid in full, deliver LC Collateral to LC Issuer as required under Section 2.14(a)), and (ii) the Facility Usage shall be less than or equal to the Commitment then in effect.

            (c) Inverse Order. After the Revolving Credit Termination Date, all
                -------------
optional and mandatory prepayments made on the Term Loans pursuant to Sections 2.07(a) and (b) above shall be applied to the scheduled installments of the Term Loans in inverse order of their maturity.

     2.08.  Borrowing Base. (a) During the period commencing on the Closing Date
            --------------
and ending on the date the first redetermination of the Borrowing Base becomes effective, the Borrowing Base shall be $225,000,000.

            (b) Supermajority Lenders shall endeavor on each May 1 and October 1, commencing on October 1, 1998, and may at any time upon the occurrence of any event or change which in the reasonable judgment of such Supermajority Lenders would have a Material Adverse Effect or a material adverse change in the value or nature of the Oil and Gas Properties included in the Borrowing Base from the most recent redetermination pursuant to this Section 2.08 or upon the incurrence of additional Subordinated Indebtedness, of not less than $10,000,000, or upon a PAAI Transfer, redetermine the amount of the Borrowing Base in accordance with this Section 2.08. The Company may from time to time request in writing a redetermination of the Borrowing Base (a "Special Redetermination") on a date
                                          -----------------------
other than May 1 or October 1, by delivering to each Lender additional Company Reserve Reports and other relevant information (including, without limitation, as to any additional Indebtedness of the Obligors) that any Lender may request and as otherwise provided in Section 8.04 hereof.

            (c) Upon receipt of each Engineering Report required by Section 8.04 hereof or as furnished pursuant to Section 2.08(b) hereof and such other financial statements, reports, data and supplemental information as may from time to time be reasonably requested by any Lender, together with a certificate from a senior officer of the Company that (i) to the best of his knowledge, the information upon which such Engineering Report is based is true and complete in all material respects, (ii) identifies the properties covered by such Engineering Report that have not been previously included in any prior Engineering Reports, (iii) no Properties mortgaged to Bank Parties (or Agent for the benefit of Bank Parties) pursuant to the Security Documents have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, listing all Properties mortgaged to Lenders (or Agent for the benefit of Bank Parties) pursuant to the Security Documents sold in such detail as reasonably required by Agent, (iv) except as set forth on an exhibit to the certificate, the Company owns good and defensible title to the Oil and Gas Properties included in such Engineering Report free of all Liens except as permitted by Section 8.08 hereof, (v) Bank Parties (or Agent for the benefit of Bank Parties) have valid first and prior liens pursuant to the Security Documents on not less than 80% of the value of all Oil and Gas Properties included in such Engineering Report, and (vi) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take-or-pay or other prepayments with respect to such Oil and Gas Properties which would require the Company to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time, without then or thereafter receiving full payment therefor, which would (1) exceed $100,000 for any individual well,
(2) exceed $250,000 in the aggregate or (3) with respect to any individual material well, exceed the proved developed producing reserves attributable to such well. Based upon such information and such other information as any Lender, in its sole reasonable discretion, deems appropriate, Supermajority Lenders shall endeavor to determine a new Borrowing Base in accordance with the principles described below.

     (d) Determination of the Borrowing Base shall be made by Supermajority Lenders, in good faith, in the exercise of their respective sole discretion, and in accordance with their respective customary practices and standards in effect from time to time for oil and gas loans to borrowers similar to the Company. In determining the Borrowing Base, Supermajority Lenders shall adjust the reserve volumes and economics as required by such respective practices and standards of such Lenders. Supermajority Lenders shall evaluate the proved developed producing reserves and proved developed nonproducing reserves; provided that Supermajority Lenders may, in their respective sole discretion, take into account in determining the Borrowing Base proved undeveloped reserves. Notwithstanding anything to the contrary contained herein, Supermajority Lenders may, in their respective sole discretion, exclude from the Borrowing Base any Oil and Gas Properties as to which Lenders (i) have not received (x) title opinions that are reasonably acceptable to Co-Agent issued by attorneys competent in the examination of land titles in the states in which such Oil and Gas Properties are located or (y) other verification of title acceptable to Co-Agent in its sole discretion and (ii) do not (or Agent for the benefit of Bank Parties does not) have a valid first priority perfected Lien pursuant to the Security Documents. Prices used may be the prices actually being received by the Company or the prices set by Supermajority Lenders from time to time and utilized generally in evaluating their respective other oil and gas loans. The pricing, escalation rate and discount factor may be changed from time to time by Supermajority Lenders in accordance with their respective current oil and gas lending criteria. Supermajority Lenders' evaluation may consider, but shall not be limited to the following: (i) the Properties included in the Engineering Reports which are Properties mortgaged to Bank Parties (or Agent for the benefit of Bank Parties) pursuant to the Security Documents, (ii) the degree of title assurance and Lien priority concerning the Properties mortgaged to Bank Parties (or Agent for the benefit of Bank Parties) pursuant to the Security Documents,
(iii) the production history of the reserves of the Company, its Subsidiaries and the Partnerships, (iv) take-or-pay, gas balancing, operating and other agreements affecting the reserves of the Company, its Subsidiaries and the Partnerships, (v) nature of ownership of the reserves, (vi) the existence of other collateral, (vii) the financial condition of the Company, its Subsidiaries and the Partnerships, (viii) the existence of all Liens affecting the Properties of the Company, its Subsidiaries and the Partnerships, and (ix) the total Indebtedness of the Company, its Subsidiaries and the Partnerships and the debt service thereon.

     (e) Each redetermination of the Borrowing Base shall be effective and applicable for all purposes of this Agreement until the effective date of the next redetermination. Co-Agent shall promptly notify the Company in writing of each redetermination of the Borrowing Base made by Supermajority Lenders. Until such notification, the Borrowing Base established for the immediately preceding period shall remain in effect, and thereafter the new Borrowing Base as set forth in such notification shall be in effect.

     2.09. Letters of Credit. Subject to the terms and conditions hereof, the
           -----------------
Company may during the Revolving Credit Commitment Period request LC Issuer to issue one or more Letters of Credit, provided that, after taking such Letter of Credit into account:

           (a) the Facility Usage does not exceed the Borrowing Base at such time;

           (b) the aggregate amount of LC Obligations at such time does not exceed fifteen percent (15%) of the Borrowing Base at such time;

           (c) the expiration date of such Letter of Credit is prior to the end of the Revolving Credit Commitment Period;

           (d) such Letter of Credit is to be used for general business purposes of the Company or its Subsidiaries;

           (e) such Letter of Credit is not directly or indirectly used to assure payment of or otherwise support any Indebtedness of any Person other than Indebtedness of any Obligor;

           (f) the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject LC Issuer to any cost which is not reimbursable hereunder;

           (g) the form and terms of such Letter of Credit are acceptable to LC Issuer in its sole and reasonable discretion; and

           (h) all other conditions in this Agreement to the issuance of such Letter of Credit have been satisfied.

LC Issuer will honor any such request if the foregoing conditions (a) through
(h) (in the following Section 2.10 called the "LC Conditions") have been met as
                                               -------------
of the date of issuance of such Letter of Credit. The Company and Bank Parties hereby acknowledge and agree that (i) any letters of credit issued under the Original Agreement and outstanding as of the Closing Date shall be deemed to have been issued hereunder and, together with any related applications and agreements executed in connection therewith, are Basic Documents, and (ii) the reimbursement obligations of the Company relating thereto constitute LC Obligations hereunder, secured by the Security Documents, including without limitation the Subsidiary Guaranties.

     2.10. Requesting Letters of Credit. The Company must make written
           ----------------------------
application for any Letter of Credit at least three Business Days before the date on which the Company desires for LC Issuer to issue such Letter of Credit. By making any such written application the Company shall be deemed to have represented and warranted that the LC Conditions described in Section 2.09 will be met as of the date of issuance of such Letter of Credit. Each such written application for a Letter of Credit must be made in writing in the form and substance of Exhibit G, the terms and provisions of which are hereby incorporated herein by reference (or in such other form as may mutually be agreed upon by LC Issuer and the Company). Two Business Days after the LC Conditions for a Letter of Credit have been met as described in Section 2.09 (or if LC Issuer otherwise desires to issue such Letter of Credit), LC Issuer will issue such Letter of Credit at LC Issuer's office in New York, New York. If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control.

     2.11. Reimbursement and Participations.
           --------------------------------

           (a) Reimbursement by the Company. Each Matured LC Obligation shall
               ----------------------------
constitute a loan by LC Issuer to the Company. The Company promises to pay to LC Issuer, or to LC Issuer's order, on demand, the full amount of each Matured LC Obligation, unless funded under Section 2.11(b) hereof, together with interest thereon at the Post-Default Rate.

           (b) Revolving Credit Loans Upon Letter of Credit Drawings. If the
               -----------------------------------------------------
beneficiary of any Letter of Credit makes a draft or other demand for payment thereunder, then the Company shall be deemed to have requested Lenders to make Revolving Credit Loans to the Company on the date such draft or demand is to be paid in the amount of such draft or demand. If all conditions precedent to such Revolving Credit Loans shall be satisfied as of the date on which such Revolving Credit Loans are to be made, Lenders shall make such Revolving Credit Loans pursuant to Section 2.01(a) concurrently with LC Issuer's payment of such draft or demand, and such Revolving Credit Loans shall be immediately used by LC Issuer to repay the amount of the resulting Matured LC Obligation. For the purposes of the first sentence of Section 2.01(a) the amount of such Revolving Credit Loans shall be considered but the amount of the Matured LC Obligation to be concurrently paid by such Revolving Credit Loans shall not be considered.

           (c) Participation by Lenders. LC Issuer irrevocably agrees to grant
               ------------------------
and hereby grants to each Lender, and -- to induce LC Issuer to issue Letters of Credit hereunder-- each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from LC Issuer, on the terms and conditions hereinafter stated and for such Lender's own account and risk an undivided interest equal to such Lender's Percentage Share of LC Issuer's obligations and rights under each Letter of Credit issued hereunder and the amount of each Matured LC Obligation paid by LC Issuer thereunder. Each Lender unconditionally and irrevocably agrees with LC Issuer that, if a Matured LC Obligation is paid under any Letter of Credit for which LC Issuer is not reimbursed in full by the Company in accordance with the terms of this Agreement and the related LC Application (including any reimbursement by means of concurrent Revolving Credit Loans or by the application of LC Collateral), such Lender shall (in all circumstances and without set-off or counterclaim) pay to LC Issuer on demand, in immediately available funds at LC Issuer's address for notices hereunder, such Lender's Percentage Share of such Matured LC Obligation (or any portion thereof which has not been reimbursed by the Company). Each Lender's obligation to pay LC Issuer pursuant to the terms of this subsection is irrevocable and unconditional. If any amount required to be paid by any Lender to LC Issuer pursuant to this subsection is paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Federal Funds Rate. If any amount required to be paid by any Lender to LC Issuer pursuant to this subsection is not paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Post-Default Rate.

           (d) Distributions to Participants. Whenever LC Issuer has in
               -----------------------------
accordance with this section received from any Lender payment of such Lender's Percentage Share of any Matured LC Obligation, if LC Issuer thereafter receives any payment of such Matured LC Obligation or any payment of interest thereon (whether directly from the Company or by application of LC Collateral or otherwise, and excluding only interest for any period prior to LC Issuer's demand that such Lender make such payment of its Percentage Share), LC Issuer will distribute to such Lender its Percentage Share of the amounts so received by LC Issuer; provided, however, that if any such payment received by LC Issuer must thereafter be returned by LC Issuer, such Lender shall return to LC Issuer the portion thereof which LC Issuer has previously distributed to it.

           (e) Calculations. A written advice setting forth in reasonable detail
               ------------
the amounts owing under this section, submitted by LC Issuer to the Company or any Lender from time to time, shall be conclusive, absent demonstrable error, as to the amounts thereof.

     2.12. Letter of Credit Fees. In consideration of LC Issuer's issuance of
           ---------------------
any Letter of Credit, the Company agrees to pay to Agent, for the account of all Lenders in accordance with their respective Percentage Shares, a letter of credit issuance fee at a rate equal to one and one-quarter percent (1.25%) per annum, and to Agent, for its own account, a letter of credit fronting fee at a rate equal to one-eighth percent (0.125%) per annum; provided that the aggregate amount of such fees shall not be less than $500 as to any Letter of Credit. Each such fee will be calculated based on the term and face amount of such Letter of Credit and the above applicable rate and will be payable on each Quarterly Date in arrears. In addition, The Company will pay to LC Issuer a minimum administrative issuance fee of $100 for each Letter of Credit and an administrative drawing fee of $300 upon any drawing under a Letter of Credit.

     2.13. No Duty to Inquire.
           ------------------

           (a) Drafts and Demands. LC Issuer is authorized and instructed to
               ------------------
accept and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance of payment or thereafter. LC Issuer is under no duty to determine the proper identity of anyone presenting such a draft or making such a demand (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under any Letter of Credit, and payment by LC Issuer to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved. The Company agrees to hold LC Issuer and each other Bank Party harmless and indemnified against any liability or claim in connection with or arising out of the subject matter of this section, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY BANK PARTY, provided only that no Bank Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct.

           (b) Extension of Maturity. If the maturity of any Letter of Credit is
               ---------------------
extended by its terms or by any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority or other governmental action having jurisdiction over LC Issuer, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of the Company or any Subsidiary, or if the amount of any Letter of Credit is increased at the request of the Company or any Subsidiary, this Agreement shall be binding upon Obligors with respect to such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by LC Issuer, LC Issuer's correspondents, or any Bank Party in accordance with such extension, increase or other modification.

           (c) Transferees of Letters of Credit. If any Letter of Credit
               --------------------------------
provides that it is transferable, LC Issuer shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall LC Issuer be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by LC Issuer to any purported transferee or transferees as determined by LC Issuer is hereby authorized and approved, and the Company further agrees to hold LC Issuer and each other Bank Party harmless and indemnified against any liability or claim in connection with or arising out of the foregoing, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY BANK PARTY, provided only that no Bank Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct.

     2.14. LC Collateral.
           -------------

           (a) LC Obligations in Excess of Borrowing Base. If, after the making
               ------------------------------------------
of all mandatory prepayments required under Section 2.07(b), the outstanding LC Obligations will exceed the Borrowing Base, then in addition to prepayment of the entire principal balance of the Revolving Credit Loans, the Company will immediately pay to LC Issuer an amount equal to such excess. LC Issuer will hold such amount as security for the remaining LC Obligations (all such amounts held as security for LC Obligations being herein collectively called "LC Collateral")
                                                                 -------------
until such LC Obligations become Matured LC Obligations, at which time such LC Collateral may be applied to such Matured LC Obligations. So long as no Default has occurred and is continuing, if such LC Obligations shall expire or otherwise terminate without a drawing or other demand for payment, or if the Borrowing Base shall increase such that the Borrowing Base exceeds the Facility Usage, LC Collateral in an amount equal to such expired or terminated and undrawn LC Obligation shall be returned to the Company. Neither this subsection nor the following subsection shall, however, limit or impair any rights which LC Issuer may have under any other document or agreement relating to any Letter of Credit or LC Obligation, including any LC Application, or any rights which any Bank Party may have to otherwise apply any payments by the Company and any LC Collateral under Section 4.01.

           (b) Acceleration of LC Obligations. If the Obligations or any part
               ------------------------------
thereof become immediately due and payable pursuant to Section 9, then all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credit have occurred, and the Company shall be obligated to pay to

LC Issuer immediately an amount equal to the aggregate LC Obligations which are then outstanding. All amounts so paid shall first be applied to Matured LC Obligations and then held by LC Issuer as LC Collateral until such LC Obligations become Matured LC Obligations, at which time such LC Collateral shall be applied to such Matured LC Obligations.

           (c) Investment of LC Collateral. Pending application thereof, all LC
               ---------------------------
Collateral shall be invested by LC Issuer in such investments as LC Issuer may choose in its sole discretion. All interest on such investments shall be reinvested or applied to Matured LC Obligations. When all Obligations have been satisfied in full, including all LC Obligations, all Letters of Credit have expired or been terminated, and all of the Company's reimbursement obligations in connection therewith have been satisfied in full, LC Issuer shall release any remaining LC Collateral. The Company hereby assigns and grants to LC Issuer a continuing security interest in all LC Collateral paid by it to LC Issuer, all investments purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its Obligations under this Agreement, the Notes, and the other Basic Documents, and the Company agrees that such LC Collateral and investments shall be subject to all of the terms and conditions of the Security Documents. The Company further agrees that LC Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of New York with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

           (d) Payment of LC Collateral. When the Company is required to provide
               ------------------------
LC Collateral for any reason and fails to do so on the day when required, LC Issuer may without notice to the Company or any other Obligor provide such LC Collateral (whether by application of proceeds of other Collateral, by transfers from other accounts maintained with LC Issuer, or otherwise) using any available funds of the Company or any other Person also liable to make such payments. Any such amounts which are required to be provided as LC Collateral and which are not provided on the date required shall, for purposes of each Security Document, be considered past due Obligations owing hereunder, and LC Issuer is hereby authorized to exercise its respective rights under each Security Document to obtain such amounts.

                ARTICLE III. Payments of Principal and Interest.
                             ----------------------------------

     3.01. Repayment of Term Loans. (a) Subject to the terms of this Agreement,
           -----------------------
the aggregate outstanding principal of the Revolving Credit Loans shall convert to Term Loans on the Revolving Credit Termination Date.

           (b) The Company will repay the principal of the Term Loans in eight installments payable on each Quarterly Date beginning October 1, 2003, with the final installment being due and payable on or before July 1, 2005. Each such installment shall be equal to one-eighth of the original principal amount of the Term Loans as of the Revolving Credit Termination Date. In any event all unpaid principal and interest shall be due and payable in full on the final maturity of July 1, 2005. As set forth in Section 2.07(c), all optional and mandatory prepayments made on the Term Loans shall be applied to the scheduled installments in inverse order of their maturity.

     3.02.  Interest. The Company hereby promises to pay to Agent for the
            --------
account of each Lender interest on the unpaid principal amount of each Lender's Loans for the period from and including the date of such Lender's Loans to but excluding the date such Lender's Loans shall be paid in full, at the following rates per annum:

            (a) during such periods as such Lender's Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin; and
                                               ----

            (b) during such periods as such Lender's Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin.
                     ----

Notwithstanding the foregoing, the Company hereby promises to pay to each Bank Party (without duplication) interest at the applicable Post-Default Rate on any principal of any Loan and on any other amount payable by the Company hereunder or under any Note which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor (and if such Interest Period is longer than three months, at three month intervals following the first day of such Interest Period) and (iii) in the case of any Eurodollar Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, Agent shall give notice thereof to the Company. Notwithstanding anything to the contrary herein, in no event shall the interest on any principal of any Loan or on any other amount payable by the Company hereunder or under the Notes exceed the Maximum Rate.

                    ARTICLE IV. Payments; Computations; Etc.
                                ---------------------------

     4.01.  Payments. (a) Except to the extent otherwise provided herein, all
            --------
payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Company under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Agent, for the account of the Bank Party to whom such payment is owed, as set forth on the signature pages hereto (or such other account as directed by Agent through notice pursuant to Section 11.02 hereof), not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

            (b) Any Bank Party may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with such Bank Party (with notice to Agent and the Company).

            (c) The Company shall, at the time of making each payment under this Agreement or the Notes, specify to Agent the Loans or other amounts payable by the Company hereunder to which such payment is to be applied. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received, and Bank Parties shall apply all such money they receive from Agent, as follows:

            (i) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Sections 8.06(d) or 11.03 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Bank Parties shall otherwise agree);

            (ii) then for the prepayment of amounts owing under the Basic Documents (other than principal on the Notes) if so specified by the Company;

            (iii) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

            (iv)  last, for the payment or prepayment of any other Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections 2.07(c) and 3.01 hereof. All distributions of amounts described in any of clauses (ii), (iii) or (iv) above shall be made by Agent pro rata to each Bank Party that is owed Obligations under such clause, in proportion to all amounts owed to Agent and all Bank Parties that are owed Obligations under such clause; provided that if any Lender then owes payments to LC Issuer for the purchase of a participation under Section 2.11(c) hereof, any amounts otherwise distributable under this section to such Lender shall be deemed to belong to LC Issuer, to the extent of such unpaid payments, and Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.

            (d) If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

     4.02.  Computations. Interest on Base Rate Loans and Eurodollar Loans and
            ------------
all fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

     4.03.  Minimum Amounts. Each borrowing, Conversion and prepayment of
            ---------------
principal of Loans shall be in an amount at least equal to $100,000 and in multiples of $100,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $100,000 and in multiples of $100,000 in excess thereof and, if any

Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

            4.04.  Certain Notices. Notices by the Company to Bank Parties of
                   ---------------
terminations or reductions of the Commitment, of borrowings, Conversions, Continuations and optional prepayments of Loans, and of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by each Bank Party not later than 11:00 a.m. New York time on at least the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                                Number of
                                                                Business Notice
                   Notice                                       Days Prior
                   ------                                       ----------

                   Termination or reduction of the Commitment        2

                   Borrowing or prepayment of, or Conversions        1
                   into, Base Rate Loans

                   Borrowing or prepayment of, Conversions into,     3
                   Continuations as, or duration of Interest
                   Period for, Eurodollar Loans

Each such notice of termination or reduction shall specify the amount of the Commitment to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section
4.03 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period, for any Eurodollar Loan within the time period and otherwise as provided in this Section 4.04, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

            4.05.  Set-off. The Company agrees that, in addition to (and without
                   -------
limitation of) any right of set-off, banker's lien or counterclaim any Bank Party may otherwise have, any Bank Party shall be entitled, at its option, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of the Loans or any other amount payable to such Bank Party hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify Agent and the Company thereof, provided that such Bank Party's failure to give such notice shall not affect the validity thereof.

                       ARTICLE V. Yield Protection, Etc.
                                  ---------------------

            5.01.  Additional Costs. (a) The Company shall pay to each Bank
                   ----------------
Party from time to time such amounts as such Bank Party may determine to be necessary to compensate it for any costs of such Bank Party which such Bank Party determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Bank Party hereunder in respect of any of such Loans or such obligation, or the issuance of or participation in Letters of Credit (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:
               ----------------

                   (i) changes the basis of taxation of any amounts payable to such Bank Party under this agreement or its Note in respect of any of such Loans or Letters of Credit (other than taxes imposed on or measured by the overall net income of such Bank Party or of its Applicable Lending Office for any of such loans by the jurisdiction in which such Applicable Lending Office or the Principal Office is located); or

                   (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank Party (including any of such Loans or any deposits referred to in the definition of "Eurodollar Rate"
                                                              ---------------
            in Section 1.01 hereof), or the issuance of or participation in Letters of Credit, or any commitment of such Bank Party (including the Commitment of such Bank Party hereunder); or

                   (iii) imposes any other condition affecting this Agreement or the Notes (or any of such extensions of credit or liabilities), or the issuance of or participation in Letters of Credit, or the Commitment.

If any Bank Party requests compensation from the Company under this Section 5.01(a) with respect to Eurodollar Loans, the Company may, by notice to such Bank Party, suspend the obligation of such Bank Party to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect.

                   (b)   Without limiting the effect of the provisions of
Section 5.01(a) above, in the event that, by reason of any Regulatory Change, any Bank Party either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank Party which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank Party which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank Party so elects by notice to the Company, the obligation of such Bank Party to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

           (c)  Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Company shall pay to any Bank Party from time to time on request such amounts as such Bank Party may determine to be necessary to compensate such Bank Party (or, without duplication, the bank holding company of which such Bank Party is a subsidiary) for any costs of such Bank Party which it determines are attributable to the maintenance by such Bank Party (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority
(i) following any Regulatory Change or (ii) implementing, after the Closing Date, any risk-based capital guideline or requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A)), of capital in respect of the Commitment, Loans, or issuance of or participations in Letters of Credit and commitments and loans and letters of credit of similar type (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank Party (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank Party (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(c), "Basle Accord"
                                                              ------------
shall mean the proposals for risk-based capital framework described by the Basle Committee on Lending Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated
 ----------------------------------------------------------------------
July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

           (d) A Bank Party shall notify the Company of any event occurring after the date of this Agreement that will entitle such Bank Party to compensation under Sections 5.01(a) or (c) above as promptly as practicable, but in any event within 90 days, after such Bank Party obtains actual knowledge thereof; provided, that (i) if such Bank Party fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Bank Party shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 90 days prior to the date that such Bank Party does give such notice and (ii) such Bank Party will designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank Party, be disadvantageous to such Bank Party, except that such Bank Party shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank Party will furnish to the Company a certificate setting forth the basis and amount of each request by such Bank Party for compensation under Sections 5.01(a) or (c) above. Determinations and allocations by a Bank Party for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Sections 5.01(a) or (b) above, or of the effect of capital maintained pursuant to Section 5.01(c) above, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, or issue Letters of Credit or its obligation to participate in Letters of Credit, and of the amounts required to compensate such Bank Party under this Section 5.01, shall, absent manifest error, be conclusive, provided that such determinations and allocations are made on a reasonable basis.

     5.02. Limitation on Types of Loans. Anything herein to the contrary
           ----------------------------
notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period, any Bank Party determines (which determination shall, absent manifest error, be conclusive) that:

           (a) quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof are not being
                         ---------------
provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

           (b) the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof upon the basis of which the rate of
 ---------------
interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Bank Party of making or maintaining Eurodollar Loans for such Interest Period;

then such Bank Party shall give the Company prompt notice thereof, and so long as such condition remains in effect, such Bank Party shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.07 hereof.

     5.03. Illegality. Notwithstanding any other provision of this Agreement, in
           ----------
the event that it becomes unlawful for any Bank Party or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, or to issue or participate in Letters of Credit, then such Bank Party shall promptly notify the Company thereof and such Bank Party's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans, or its obligation to issue or participate in Letters of Credit, shall be suspended until such time as such Bank Party may again make and maintain Eurodollar Loans, or issue or participate in Letters of Credit, and the Company shall, upon the request of such Bank Party, prepay any of such Loans then outstanding hereunder together with accrued interest thereon, or purchase such Bank Party's participation in any of such outstanding Letters of Credit.

     5.04. Treatment of Affected Loans. If the obligation of any Bank Party to
           ---------------------------
make Eurodollar Loans or participate in Letters of Credit shall be suspended pursuant to Section 5.01 or 5.03 hereof (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type"), all
 --------------                                         -------------
Loans which would otherwise be made by such Bank Party as Loans of the Affected Type shall be made instead as Base Rate Loans, and all participations in Letters of Credit that would otherwise be purchased by such Bank Party shall be instead purchased by the Company, and, if an event referred to in Sections 5.01(b) or
5.03 hereof has occurred and such Bank Party so requests by notice to the Company, all Affected Loans of such Bank Party then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Bank Party in such notice, and all such Bank Party's participations in any outstanding Letters of Credit shall be purchased by the Company (which date for Affected Loans, subject to the event referred to in Section 5.01(b) hereof, shall be the last day of the then current Interest Period for outstanding Eurodollar Loans or, if such Bank Party waives any requirements for the payment of Additional Costs in respect of an earlier date, such earlier date as is specified in such notice) and, to the extent that Affected Loans are so made (or converted), all payments of principal which would otherwise be applied to such Bank Party's Affected Loans shall be applied instead to such Loans.

     5.05. Compensation. The Company shall pay to any Bank Party, upon the
           ------------
request of such Bank Party, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank Party) to compensate it for any loss, cost or expense of such Bank Party which such Bank Party determines is attributable to:

           (a) any payment, prepayment or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

           (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 7 hereof to be satisfied) to borrow a Eurodollar Loan on the date for such borrowing specified in the relevant notice of borrowing given pursuant to
Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest which otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank Party would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank Party).

                       ARTICLE VI. Conditions Precedent.
                                   --------------------

     6.01. Amendment and Restatement. The effectiveness of this Agreement is
           -------------------------
subject to the following conditions precedent:

     (a) the receipt by Co-Agent of multiple executed counterparts of this Agreement from the Company and the Bank Parties,

     (b) the issuance of the Notes dated as of the Closing Date by the Company,

     (c) the ratification of the Guaranty and the Security Documents by each Obligor party thereto,

     (d) receipt by Co-Agent of a certificate of the President or Chief Financial Officer of the Company certifying that the conditions set forth in
Section 6.02 have been meet, and

     (e) the payment to each Lender executing this Agreement on or prior to October 5, 2001 of a fee equal to 0.10% of its Commitment.

     6.02. Restatement and Making of Loans. The amendment and restatement of
           -------------------------------
this Agreement and the obligation of each Lender to make any Loan to the Company upon the occasion of each borrowing hereunder, and the obligation of LC Issuer to issue any Letter of Credit hereunder (including its first Letter of Credit), is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto: (i) no Default shall have occurred and be continuing; (ii) the representations and warranties made by the Company in Section 7 hereof, and by each Obligor in each of the other Basic Documents to which such Obligor is a party, shall be true and complete on and as of the date of the making of such Loan, or the date of issuance of such Letter of Credit, with the same force and effect as if made on and as of such date except to the extent that such representation or warranty was made as of a specific date or updated, modified or supplemented as of a subsequent date with the consent of Majority Lenders; (iii) the Facility Usage shall not exceed the Borrowing Base or the Commitment; and (iv) no Material Adverse Effect shall have occurred and be continuing since the date of the immediately preceding Loan made, or the date of issuance of the immediately preceding Letter of Credit issued, hereunder (and in the case of the initial Loan or the first Letter of Credit, since the date of the Financial Statements delivered to Bank Parties as described in Section 7.02 hereof). Each notice of borrowing or LC Application by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies Bank Parties prior to the date of such borrowing or the date of issuance of such Letter of Credit, as of the date of such borrowing or the date of issuance of such Letter of Credit).

     6.03. Loans and Letters of Credit under Original Agreement. On the Closing
           ----------------------------------------------------
Date, notwithstanding anything to the contrary contained herein:

     (a) the commitments under the Original Agreement shall be superceded and replaced with the Commitments under this Agreement;

     (b) each "Eurodollar loan" under the Original Agreement shall be deemed to be a Eurodollar Loan hereunder in the same amount, with the same rate of interest and each Interest Period having the same end date; and the obligations of the Company with respect to such Eurodollar Loan, including accrued and unpaid interest shall be deemed carried forward hereunder as a new Eurodollar Loan;

     (c) each "Base Rate loan" under the Original Agreement shall be deemed to be repaid with the proceeds of a new Base Rate Loan hereunder in the same amount; and

     (d) each "Letter of Credit" issued under the Original Agreement shall be deemed to have been issued under this Agreement without payment of any additional fees under Section 2.12.

 ARTICLE VII. Representations and Warranties. The Company represents and
              ------------------------------
warrants to each Bank Party that:

     7.01. Corporate Existence. Each of the Company, its Subsidiaries and each
           -------------------
of the Partnerships: (a) is a corporation, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, franchises, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except as disclosed in Schedule 7.01 hereto; and
(c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

     7.02. Financial Condition. The Company has delivered to Each Bank Party
           -------------------
copies of the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows of the Company and its Consolidated Subsidiaries for the fiscal year ended on said date, with reports thereon by Price Waterhouse, independent public accountants, and the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of March 31, 1998, and the related consolidated statements of operations, shareholders' equity and cash flows of the Company and its Consolidated Subsidiaries for the fiscal quarter ended on such date. Such financial statements are called the "Financial Statements". The Financial Statements
                           --------------------
(including in each case, without limitation, the related schedules and notes) are complete and correct and fairly present the consolidated position of the Company and its Consolidated Subsidiaries as of the respective dates of said balance sheets and the consolidated results of their operations for the respective periods covered by said statements of operations, shareholders' equity and cash flows, and have been prepared in accordance with GAAP consistently applied by the Company and its Consolidated Subsidiaries throughout the periods involved. Except as set forth in Schedule 7.02 hereto, neither the Company nor any of its Subsidiaries had on December 31, 1997 any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments not referred to or reflected or provided for in said balance sheet as at said date. Since December 31, 1997, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries. Except as set forth in
Schedule 7.02 hereto, the Partnerships do not have any material assets except as reflected in the Initial Reserve Reports heretofore delivered to each Bank Party, or liabilities.

     7.03. Litigation. Except as set forth in Schedule 7.03 hereto, there are no
           ----------
legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the best knowledge of the Company) threatened against the Company, any of its Subsidiaries or any of the Partnerships which, if adversely determined, could have a Material Adverse Effect.

     7.04. No Breach. None of the execution and delivery of this Agreement, the
           ---------
Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated and compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which the Company, any of its Subsidiaries or any of the Partnerships is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries or any of the Partnerships pursuant to the terms of any such agreement or instrument.

     7.05. Due Execution. Each Obligor has all necessary corporate power and
           -------------
authority to execute, deliver and perform its obligations under each of the Basic Documents to which it is or is intended to be a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is or is intended to be a party have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the other Basic Documents to which such Obligor is or is intended to be a party when executed and delivered by such Obligor (in the case of any Note, for value) will constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy or other similar laws of general applicability affecting the enforcement of creditor's rights and general principals of equity.

     7.06. Approvals. No authorizations, approvals or consents of, and no
           ---------
filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by any Obligor of the Basic Documents to which such Obligor is a party or for the validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

     7.07. Use of Loans. Neither the Company nor any of its Subsidiaries or any
           ------------
of the Partnerships is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock in violation of Regulation U and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock in violation of Regulation U.

     7.08. ERISA. The Company and the ERISA Affiliates have fulfilled their
           -----
respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

     7.09. Taxes. Except as disclosed to Bank Parties as set forth in Schedule
           -----
7.09, the United States Federal income tax returns of the Company, its subsidiaries and the Partnerships have never been examined. The Company, its subsidiaries and the partnerships have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, any of its Subsidiaries and any of the Partnerships. The charges, accruals and reserves on the books of the Company, its Subsidiaries and the Partnerships in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. If the Company is a member of an affiliated group of corporations filing consolidated returns for United States Federal Income tax purposes, it is the "common parent" of such group. There are no applicable taxes, fees or other governmental charges payable in connection with the execution and delivery of this Agreement, the Notes or any of the other Basic Documents, except for fees and taxes payable in connection with the filing or recording of the Security Documents.

     7.10. Investment Company Act. Neither the Company nor any of its
           ----------------------
Subsidiaries or any of the Partnerships is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     7.11. Public Utility Holding Company Act. Neither the Company nor any of
           ----------------------------------
its Subsidiaries or any of the Partnerships is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     7.12. Titles to Oil and Gas Properties. The Oil and Gas Properties listed
           --------------------------------
in the Initial Reserve Reports are true, complete and correct lists of all Oil and Gas Properties owned, as of the date hereof, by the Company, its Subsidiaries and the Partnerships, other than (i) such Oil and Gas Properties that individually have a value (determined in accordance with the guidelines established by the Securities and Exchange Commission) of less than $25,000 and, in the aggregate, have a value (so determined) of less than $2,000,000 and (ii) Oil and Gas Properties without any proven reserves. The Properties mortgaged to Bank Parties (or Agent for the benefit of Bank Parties) by the Company and its Subsidiaries pursuant to the Security Documents consist, in part, of all Oil and Gas Properties of the Company and its Subsidiaries, other than the Oil and Gas Properties referred to in clauses (i) and (ii) above of this Section 7.12 and as otherwise set forth on Schedule 7.12 hereto. Each of the Company, its Subsidiaries and the Partnerships has, as of the Closing Date, good and defensible title to the Oil and Gas Properties listed in the Initial Reserve Reports and to all of its other properties, free and clear of all Liens except Liens permitted by Section 8.08 hereof and except as disclosed in title opinions and other title verification materials delivered in connection with the Original Agreement. The Company, its Subsidiaries and the Partnerships own the working interest and the net revenue interests in production attributable to the wells and units reflected in the Initial Reserve Reports and the ownership of such Properties does not obligate the Company, any of its Subsidiaries or any Partnership to bear the costs and expenses relating to the maintenance, development and operations of any such Property in an amount in excess of the working interest of such Property set forth in the Initial Reserve Reports (except in connection with the assumption of a joint interest owner's share of costs under the nonconsent provisions of standard operating agreements). Further, upon delivery of each Engineering Report pursuant to Section 8.04 hereof, the statements made in the preceding sentence shall be true with respect to such Engineering Report. All information contained in the Initial Reserve Reports is true and correct in all material respects as of the date thereof and as of the Closing Date. The Company has delivered to each Bank Party all available copies of the most recent title opinions that the Company has commissioned with respect to the Properties mortgaged to Bank Parties (or Agent for the benefit of Bank Parties) pursuant to the Security Documents.

     7.13. Foreign Assets Control Regulations, Etc. Neither the Company nor any
           ----------------------------------------
of its Subsidiaries or any of the Partnerships is a "national" of any foreign country designated in the

Foreign Assets Control Regulations, the Company hereunder nor its use of the proceeds thereof will violate the Foreign Assets Control Regulations, the Cuban Assets Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Regulations, the Libyan Sanctions Regulations, the Iranian Transactions Regulations or the Panamanian Transaction Regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Comprehensive Anti-Apartheid Act of 1986 (P.L. 99-440) or Executive Orders 12722 and 12724 (55 Fed. Reg. 31803 and 55 Fed. Reg 33089) Blocking Iraqi Government Property and Prohibiting Transactions with Iraq and Executive Orders 12723 and 12725 (55 Fed. Reg. 31805 and 55 Fed. Reg. 33091) Blocking Kuwaiti Government Property and Prohibiting Transactions with Kuwait. None of the proceeds of the Loans or Letters of Credit under this Agreement will be used, directly or indirectly, for the purpose of engaging in any transaction which violates any of said Regulations or which violates the Regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended), or any regulation or ruling issued thereunder.

     7.14. Gas Imbalances. As of and after the date hereof, except as disclosed
           --------------
in the certificate delivered by the Company pursuant to Section 2.08(c) hereof, there are no net gas imbalances, take-or-pay or other prepayment credit obligations with respect to any Obligor's Oil and Gas Properties which would require such Obligor to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time, without then or thereafter receiving full payment therefor, in amounts (i) exceeding $500,000 for any individual well,
(ii) exceeding $2,000,000 in the aggregate for all Obligors or (iii) with respect to any individual material well, exceeding the proved developed producing reserves attributable to such well.

     7.15. Rate Filings. Neither the Company nor any of its Subsidiaries or any
           ------------
Partnership has violated any provisions of the Natural Gas Act or the Natural Gas Policy Act of 1978 or any other Federal or state law or any of the regulations thereunder (including those of the respective conservation commissions and land offices of the various jurisdictions having authority over the Property mortgaged to Bank Parties (or Agent for the benefit of Bank Parties) pursuant to the Security Documents) with respect to the Property mortgaged to Bank Parties (or Agent for the benefit of Bank Parties) pursuant to the Security Documents which would have a Material Adverse Effect. The Company, each of its Subsidiaries and each Partnership has made all necessary material rate filings, certificate applications, well category filings, interim collection filings and notices, and any other filings or certifications, and has received all necessary material regulatory authorizations (including, without limitation, necessary authorizations, if any, with respect to any processing arrangements conducted by it or others respecting the Properties mortgaged to Bank Parties (or Agent for the benefit of Bank Parties) pursuant to the Security Documents or production therefrom) required under the laws and regulations with respect to all of the Properties mortgaged to Bank Parties (or Agent for the benefit of Bank Parties) pursuant to the Security Documents or production therefrom. No material rate filing, certificate application, well category filing, interim collection filing or notice, or other filing and certification contains any untrue statement of any material fact or omits any statement of material fact necessary for said filing.

     7.16. Qualification to Hold Federal Oil and Gas Leases. Each of the
           ------------------------------------------------
Company, its Subsidiaries and the Partnerships that own onshore oil and gas leases is duly qualified to own and hold United States on shore oil and gas leases and has obtained approval by the United

States Bureau of Land Management of its ownership thereof, and, to the extent it is the operator of such leases, of its role as operator thereof. The Company does not own any United States offshore oil and gas leases.

     7.17. Drilling and Operations. Since owned by the Company and to the best
           -----------------------
of its knowledge prior thereto, the oil and gas wells comprising the producing Properties mortgaged to Bank Parties (or Agent for the benefit of Bank Parties) pursuant to the Security Documents have been drilled and operated in all material respects in accordance with the material terms of relevant leases and agreements and applicable Federal, state, and local laws and regulations and are bottomed on and producing from the drilling and spacing units or blocks therefor and no failure to comply therewith could have a Material Adverse Effect.

     7.18. Payments by Purchasers of Production. All material amounts of
           ------------------------------------
proceeds from the sale by the Company or any of its Subsidiaries of any interest in oil and gas production from the Properties mortgaged to Bank Parties (or Agent for the benefit of Bank Parties) pursuant to the Security Documents are currently being paid in full to the Company or such Subsidiary or have been paid to the Company or such Subsidiary or its respective predecessors in interest by the purchaser thereof on a timely basis and at prices and terms comparable to market prices and terms generally available at the time such prices and terms were negotiated for oil and gas production from producing areas situated near the Properties mortgaged to Bank Parties (or Agent for the benefit of Bank Parties) pursuant to the Security Documents and none of such proceeds are currently being held in suspense by such purchaser or any other party except for routine delays in the ordinary course of business.

     7.19. Credit Agreements. Schedule 7.19 hereto is a complete and correct
           -----------------
list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, guaranty or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guaranty by, the Company or any of its Subsidiaries or any Partnership the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and the aggregate principal or face amount outstanding or which may become outstanding under each such arrangement is correctly described in said Schedule 7.19.

     7.20. Hazardous Materials. (a) The Company, each of its Subsidiaries and
           -------------------
each Partnership have obtained all permits, licenses and other authorizations which are required under all applicable Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. The Company, each of its Subsidiaries and each Partnership are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all applicable Environmental Laws, except to the extent failure to comply would not have a Material Adverse Effect. No action to revoke any permit, license or other authorization is pending or, to the best knowledge of the Company, threatened.

           (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best knowledge of the Company, threatened by any governmental or other entity with respect to any alleged failure by the Company, its

Subsidiaries, any Partnership or any Environmental Affiliate to have any permit, license or authorization required in connection with the conduct of the business of the Company, its Subsidiaries, any Partnership or any Environmental Affiliate or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. (S) 9601(22) ("Release"), of any substance regulated under Environmental Laws
           -------
("Hazardous Materials") generated by the Company, its Subsidiaries, any
  -------------------
Partnership or any Environmental Affiliate.

         (c) Neither the Company, its Subsidiaries, any Partnership or any Environmental Affiliate has handled any Hazardous Materials, other than as a generator, on any properties now or previously owned or leased by the Company, its Subsidiaries, any Partnership or Environmental Affiliate to an extent that it has, or may reasonably be expected to have, a Material Adverse Effect; and

         (i) no PCB contamination is present at any Properties now (or, to the best of the Company's knowledge, previously) owned or leased by the Company, its Subsidiaries, any Partnership or any Environmental Affiliate;

         (ii) no asbestos is present at any Properties now (or, to the best of the Company's knowledge, previously) owned or leased by the Company, its Subsidiaries, any Partnership or any Environmental Affiliate;

         (iii) there are no underground storage tanks for Hazardous Materials, active or abandoned, at any Properties now (or, to the best of the Company's knowledge, previously) owned or leased by the Company, its Subsidiaries, any Partnership or any Environmental Affiliate; and

         (iv) no Hazardous Materials have been Released at, on or under any Properties now (or, to the best of the Company's knowledge, previously) owned or leased by the Company, its Subsidiaries, any Partnership or any Environmental Affiliate to an extent that it has, or may reasonably be expected to have, a Material Adverse Effect.

         (d) Neither (i) to the knowledge of the Company nor (ii) to an extent that has or may be reasonably be expected to have a Material Adverse Effect, whether or not known by the Company, has the Company, its Subsidiaries, any Partnership or any Environmental Affiliate transported or arranged for the transportation of, any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for
                                                     ------
possible inclusion on the National Priorities List by the Environmental Protection Agency in the Comprehensive Environmental Response, Compensation and Liability Information System List ("CERCLIS") or on any similar state list or
                                    -------
which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Company, its Subsidiaries, any Partnership or any Environmental Affiliate for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

         (e) No Hazardous Material generated by the Company, its Subsidiaries, any Partnership or any Environmental Affiliate has been recycled, treated, stored, disposed of or released by the Company, its Subsidiaries, any Partnership or any Environmental Affiliate at any location, to the extent that it has or may reasonably be expected to have, a Material Adverse Effect.

           (f) No written notification of a Release, to the extent that it has or may reasonably be expected to have, a Material Adverse Effect, of a Hazardous Material has been filed by or on behalf of the Company, its Subsidiaries, any Partnership or any Environmental Affiliate and no Properties now or previously owned or leased by the Company, its Subsidiaries, any Partnership or any Environmental Affiliate is listed or listed for possible inclusion on the National Priority list promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

           (g) No Liens have arisen under or pursuant to any Environmental Laws on any of the real Properties or Properties owned or leased by the Company, its Subsidiaries, any Partnership or any Environmental Affiliate, and no government actions have been taken or are in process which could subject any of such Properties to such Liens, and neither the Company, its Subsidiaries, any Partnership or any Environmental Affiliate would be required to place any notice or restriction relating to the presence of Hazardous Materials at any Properties owned by it in any deed to such properties.

           (h) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Company, its Subsidiaries, any Partnership or any Environmental Affiliate in relation to any Properties or facility now or previously owned or leased by the Company, its Subsidiaries, any Partnership or any Environmental Affiliate which have not been made available to each Bank Party or their agents, employees or contractors. The Company has not received notice of any Environmental Claim that has not been provided to each Bank Party.

           (i) Each of the representations and warranties made in Sections 7.20(a), (b), (c), (d), (e), (f), (g) and (h) herein are made subject to those matters disclosed in a letter from the Company to Bank Parties delivered on the date hereof and signed by the Company and Co-Agent for identification with this Agreement.

     7.21. Subsidiaries and Partnerships. Set forth in Schedule 7.21 hereto is a
           -----------------------------
complete and correct list, as of the date of this Agreement, of all Subsidiaries of the Company and all partnerships (other than any partnership regarded as such solely for Federal income tax purposes if such partnership has made or is deemed to have made an election to be excluded from Subchapter K, Chapter 1, Subtitle A of the Code as permitted by Section 761 of the Code and the regulations thereunder) of which the Company or any of its Subsidiaries is a general or limited partner (and the jurisdiction of incorporation or organization of each such Subsidiary or partnership) and of all Investments held by the Company or any of its Subsidiaries in any joint venture or other Person. Except as disclosed in Schedule 7.21 hereto the Company owns, free and clear of Liens, all outstanding shares of such Subsidiaries and interests in such partnerships (and each such Subsidiary owns, free and clear of Liens, all outstanding shares of its Subsidiaries) and all such shares are validly issued, fully paid and nonassessable and the Company (or the respective Subsidiary) also owns, free and clear of Liens, all such Investments.

     7.22.   True and Complete Disclosure. No information, report, financial
             ----------------------------
statement, exhibit, schedule or disclosure letter furnished to Co-Agent, the Agent or any Bank Party in writing by or on behalf of the Company, any of its Subsidiaries or any Partnership in connection with the negotiation, preparation or delivery of this Agreement, the Notes, and the other Basic Documents or included therein or delivered pursuant thereto contains any untrue statement of material fact or omits or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Company, its Subsidiaries and any Partnership to Co-Agent, the Agent or any Bank Party in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. There is no fact known to the Company, any of its Subsidiaries or any Partnership that could have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to each Bank Party for use in connection with the transactions contemplated hereby.

     7.23.   No Election to be Treated as a Utility. No Obligor has made an
             --------------------------------------
election to be treated as a utility (as defined in Section 35.01(a)(2) of the Texas Business and Commerce Code).

  ARTICLE VIII.  Covenants of the Company.  The Company  covenants and agrees
                 ------------------------
with each Bank Party that, so long as the Commitment or any Loan is outstanding and until payment in full of all amounts payable by the Company hereunder:

     8.01.   Financial Statements.  The Company will deliver to each Bank Party.
             --------------------

             (a) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, (i) consolidated statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries and Unrestricted Subsidiaries for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year that is presently required to be disclosed, and in the form presently required, in Form 10-Q promulgated by the Securities and Exchange Commission, all in reasonable detail, accompanied by a certificate of the Chief Financial Officer, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries and Unrestricted Subsidiaries, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments) and (ii) supporting consolidating statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for the period from the beginning of the respective fiscal year to the end of such period and the related consolidating balance sheets as at the end of such period for each unaudited financial report described in clause (i) above of this Section 8.01(a), and accompanied by a certificate of the Chief Financial Officer, which certificate shall state that said consolidating financial statements are true and complete and have been prepared in accordance with prudent accounting practice;

             (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, (i) consolidated statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries and Unrestricted Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied, by an opinion thereon of Price Waterhouse or other independent public accountants of recognized national standing acceptable to Majority Lenders, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries and Unrestricted Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default, or if such Default then exists, specifying the nature and period of existence thereof and (ii) supporting consolidating statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such year and the related consolidating balance sheets as at the end of such year for each annual audit report described in clause (i) above of this Section 8.01(b), and accompanied by a certificate of the Chief Financial Officer, which certificate shall state that said consolidating financial statements are true and complete and have been prepared in accordance with prudent accounting practice;

             (c) as soon as available and in any event within 90 days after the end of a fiscal year of each Partnership other than those Partnerships identified on Schedule 8.01(c) hereto, the respective statements of operations, partners' equity and cash flows of each such Partnership for such year and the related balance sheets as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion of independent public accountants of recognized national standing, which opinion shall state that said financial statements fairly present the financial condition and results of operations of such Partnership as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default, or if such Default then exists, specifying the nature and period of existence thereof;

             (d) promptly upon their becoming available, copies of all registration statements and regular periodic reports (including, without limitation, reports filed on Form 8-K pursuant to the Securities Exchange Act of
1934), if any, which any Obligor shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

             (e) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

             (f) upon the release thereof, copies of any press releases or ether public announcements of any Obligor;

             (g) as soon as is available, and in any event within 90 days after the end of each fiscal year of the Company (commencing with current fiscal year), a five year financial plan for the Company (in form reasonably satisfactory to Co-Agent), prepared by a senior financial officer thereof (the "Five Year Plan"), setting forth for the first year
                       --------------
thereof, month by month financial projections for the Company, and thereafter setting forth yearly financial projections for the Company;

             (h) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by the Chief Financial Officer setting forth details respecting such event or condition and the action, if any, which the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

             (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

             (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

             (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

             (iv) the complete or partial withdrawal by the Company or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a
         Multiemployer Plan, or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041 A of ERISA; and

             (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

             (i) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken and proposes to take with respect thereto; and

             (j) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as Co-Agent may reasonably request.

The Company will furnish to each Bank Party, at the time it furnishes each set of financial statements pursuant to Sections 8.01(a), (b) or (c) above, a certificate of the Chief Financial Officer (i) to the effect that (to the best of his knowledge after due inquiry) no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken and proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.12 and 8.13 hereof as of the end of the respective quarterly fiscal period or fiscal year.

         8.02.    Litigation. The Company will promptly give to each Bank Party
                  ----------
notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company, any of its Subsidiaries or any Partnership, except proceedings which, if adversely determined, could not have a Material Adverse Effect.

         8.03.    Corporate Existence, Etc. The Company will, and will cause
                  -------------------------
each of its Subsidiaries and each Partnership to: (a) preserve and maintain its legal existence and all of its material rights, privileges and franchises (provided that nothing in this Section 8.03 shall prohibit any transaction expressly permitted under Section 8.07 hereof); (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could have a Material Adverse Effect; (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; (d) maintain all of its material Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted, or as permitted by Section 8.07(b)(iv) hereof; and (e) permit representatives of Co-Agent and Agent, during normal business hours, to examine, copy and make extracts from the books and records of the Company, its Subsidiaries and each Partnership, to inspect their Properties, and to discuss their business and affairs with their officers, all to the extent reasonably requested by either the Co-Agent or the Agent.

         8.04.    Engineering Reports. (a) As soon as available and in any event
                  -------------------
on or before March 15 of each year, the Company will furnish to each Bank Party reports (the "Independent Reserve Reports") in form and substance reasonably
              ---------------------------
satisfactory to Co-Agent in its sole discretion, prepared by independent petroleum consultants acceptable to Co-Agent, which independent Reserve Reports shall evaluate as of January 1 of such year the Oil and Gas Properties of the Company, its Subsidiaries and the Partnerships and shall, together with any other information reasonably requested by Co-Agent, set forth for each property the separate categories of proved developed producing reserves, proved developed nonproducing reserves and proved undeveloped reserves attributable to such Property together with a projection of the rate of production and future net income with respect thereto as of such date, based upon (i) the pricing assumptions consistent with Securities and Exchange Commission reporting requirements at the time and (ii) the pricing assumptions acceptable to Co-Agent (together with any volume adjustments necessary as a result of such pricing assumptions).

              (b) As soon as available and in any event on or before September 1 of each year, the Company will furnish to each Bank Party reports (the "Company Reserve Reports"), in form and substance reasonably satisfactory
      -----------------------
to Co-Agent, which may be prepared by or under the supervision of a petroleum engineer who is an employee of the Company and certified by a senior officer of the Company as to its truth and completeness, which shall evaluate the Oil and Gas Properties of the Company, its Subsidiaries and the Partnerships and which shall, together with any other information reasonably requested by Co-Agent, set forth for each such Property the separate categories of proved developed producing reserves, proved developed nonproducing reserves and proved undeveloped reserves attributable to such Property as of the immediately preceding July 1, together with a projection of the rate of production and net future income with respect thereto as of such date, based upon the pricing assumptions reasonably acceptable to Co-Agent (together with any volume adjustments necessary as a result of such pricing assumptions).

              (c)    With the delivery of each report required in Sections 8.04
(a) or (b) above, the Company shall provide to each Bank Party a statement reflecting any material changes in the net revenue interest of each well or lease as reflected in the Security Documents after giving effect to all encumbrances listed therein from the net revenue interests as reflected in such report, and, if requested by either the Co-Agent or the Agent, the nature of such changes.

              (d) Concurrently with the delivery of each report required in Sections 8.04(a) or (b) above, the Company shall provide to each Bank Party a report in form reasonably satisfactory to Co-Agent in its sole discretion prepared and certified by the Chief Financial Officer, which report shall, together with any other information requested by Co-Agent, set forth in reasonable detail the volume, estimated amount and nature of any and all gas imbalances with respect to the Oil and Gas properties of the Company, its Subsidiaries and any Partnership as of the date of each Engineering Report delivered hereunder.

     8.05.    Acquisition of Oil and Gas Properties. (a) If, subsequent to
              -------------------------------------
the date hereof, the Company or any of its Subsidiaries develops, acquires or receives any interest or interests in Oil and Gas Properties with proved reserves having a net present value of $1,000,000 or more (determined in accordance with the guidelines established by the Securities and Exchange Commission), and which interest is not already subject to the Lien of the Security Documents and therefore not part of the Property mortgaged to Bank Parties (or Agent for the benefit of Bank Parties) pursuant to the Security Documents, then not later than the earlier of (i) the first July 1 or January 1 to occur after such development, acquisition or receipt or (ii) 90 days after such development, acquisition or receipt, the Company or such Subsidiary will grant to Bank Parties (or Agent for the benefit of Bank Parties) as security for the Obligations a first priority Lien (subject only to Liens permitted by Section 8.08 hereof) on such Oil and Gas Properties, which Lien will be created and perfected by and in accordance with the provisions of the Security Documents, all in form and substance reasonably satisfactory to Co-Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

              (b) Concurrently with the granting of the Lien or other action referred to in Section 8.05(a) hereof, and concurrently with the development, acquisition subsequent to the date hereof or receipt by the Company, its Subsidiaries or Partnerships of any interest or interests in Oil and Gas Properties with proved reserves having a net present value of $5,000,000 in the aggregate (or, if less, upon the request of Co-Agent) or more (determined in accordance with the guidelines established by the Securities and Exchange Commission), the Company will provide to each Bank Party title information (which may include current title opinions) in form and substance satisfactory to Co-Agent in its sole reasonable discretion with respect to such Oil and Gas Properties. The title information or opinions will state or reflect to the satisfaction of Co-Agent, at a minimum (i) that the applicable Security Documents have been filed in all records with respect to such Oil and Gas Properties which are Properties mortgaged to Bank Parties (or Agent for the benefit of Bank Parties) pursuant to the Security Documents and that all releases, waivers and consents have been obtained which are necessary for Bank Parties (or Agent for the benefit of Bank Parties) to perfect a first priority Lien (subject only to Liens permitted by Section 8.08 hereof) on the subject Oil and Gas Properties which are Properties mortgaged to Bank Parties (or Agent for the benefit of Bank Parties) pursuant to the Security Documents, (ii) that the Company, its Subsidiary or the Partnership, as the case may be, owns good and defensible record title to such Oil and Gas Properties free and clear of all Liens except for those permitted under Section 8.08 hereof, (iii) the Company's, the Subsidiary's or the Partnership's, as the case may be, record interest in such Oil and Gas Properties, after giving effect to such permitted Liens, and
(iv) that the descriptions set forth in the Security Documents of such Oil and Gas Properties are complete, accurate and legally sufficient descriptions for purposes of creating the Liens purported to be created by such Security Documents.

          (c) The Company shall give written notice to each Bank Party at least 20 days prior to (i) the acquisition, subsequent to the date hereof, by the Company, any of its Subsidiaries or any partnership of any interest or interests in Oil and Gas properties with proved reserves having a net present value of $1,000,000 or more (determined in accordance with the guidelines established by the Securities and Exchange Commission) and (ii) the commencement, subsequent to the date hereof, of initial drilling operations with respect to any Oil and Gas Property now owned or hereafter acquired by the Company, any of its Subsidiaries or any Partnership Such notice shall set forth a description, in reasonable detail, of such Oil and Gas Property, the proposed activities in respect thereof and any known environmental conditions or risks, or potential sources of future liabilities, relating to such Oil and Gas Property. In addition, the Company shall, at or prior to giving each Bank Party such notice, deliver to each Bank Party copies of any and all environmental surveys or assessments available to the Company which relate to such Oil and Gas Property Upon the request of Co-Agent at any time, the Company shall cause to be conducted a Phase I Environmental Review (as defined below) in respect of such Oil and Gas Property as soon as practicable after such request. The Company shall cause such Phase I Environmental Review to be completed, and the results thereof delivered to each Bank Party, prior to the time the Company is required to subject such Oil and Gas Property to the Lien of the Security Documents pursuant to Section 8.05(a) hereof. As used herein, the term "Phase I Environmental Review" shall mean, with
                                  ----------------------------
respect to any such Oil and Gas Property, an environmental survey and assessment prepared by an independent environmental consultant of recognized national standing (the "Environmental Consultant") selected by the Company, expert in the
               ------------------------
identification and analysis of environmental risks, such survey and assessment to (i) estimate current liabilities and assess potential sources of future liabilities relating to the Property under any Environmental Law and (ii) be based upon (w) a physical on-site inspection by the Environmental Consultant of such Property, (x) interviews by the Environmental Consultant of individuals who have direct managerial responsibility for operations in respect of such Property, (y) a review by the Environmental Consultant of records relating to current and historical operations conducted in respect of such Property and (z) as deemed appropriate by the Environmental Consultant, interviews by the Environmental Consultant of Federal, state and local governmental authorities, or other individuals familiar with such Property who may have knowledge of current and historical operations conducted in respect of such Property The Company will promptly furnish to each Bank Party all Phase I Environmental Reviews of Oil and Gas Properties prepared pursuant to this Section 8.05(c).

           (d) Promptly after the filing of any Security Document in any state, upon the reasonable request of Co-Agent, the Company will provide to Bank Parties an opinion addressed to Bank Parties in form and substance reasonably satisfactory to Co-Agent in its sole discretion from counsel acceptable to Co-Agent, stating that such Security Document is valid, binding and enforceable against the Company or its Subsidiary, as the case may be, in accordance with its terms and addressing such priority questions as Co-Agent may request.

           (e) Upon the development or acquisition of Oil and Gas properties as contemplated by, and the compliance with the provisions of, this Section 8.05, Lenders shall include such Oil and Gas Properties in the next redetermination of the Borrowing Base in accordance with and subject to the terms and conditions of
Section 2.08 hereof.

     8.06. Insurance (a) The Company will, and will cause each of its
           ---------
Subsidiaries and each Partnership to, keep insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, well control, redrill and pollution insurance. The Company and each Subsidiary Guarantor will maintain the additional insurance coverage as described in the respective Security Documents.

           (b) The Company, each Subsidiary and each Partnership shall at all times maintain insurance against its liability for injury to persons or property of the kinds and in the amounts usually carried by Persons engaged in the same or similar business similarly situated, which insurance shall be by financially sound and reputable insurers.

           (c) From time to time at Co-Agent's request, the Company will furnish each Bank Party with certificates of all such policies of insurance setting forth the coverage, the limits of liability, the names of the carriers, the policy numbers, and the expiration dates All such policies shall contain a provision that such policies will not be canceled or materially amended, which term shall include any reduction in the scope of limits of coverage, without at least 30 days prior written notice to Co-Agent.

           (d) In the event the Company fails to provide, maintain, keep in force or deliver and furnish to each Bank Party the certificates of insurance required by this Section 8.06, Co-Agent may procure such insurance or single interest insurance for risks covering Bank Parties' interest, and the Company will pay, or if paid by Co-Agent, will reimburse to Co-Agent all premiums thereon promptly upon demand by Co-Agent, together with interest on the amount reimbursed to Co-Agent at Post-Default Rate. Co-Agent shall have the right to retain from time to time, at the expense of the Company, an insurance consultant to review the adequacy of the insurance coverage maintained by the Company, its Subsidiaries and each Partnership and to confirm compliance with this Section 8.06.

     8.07. Prohibition of Fundamental Changes. (a) The Company will not, and
           ----------------------------------
will not permit any of its Subsidiaries or any Partnership to, (i) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (ii) acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property to be sold or used in the ordinary course of business and Investments permitted under Section 8.10 hereof or (iii) sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests), having an aggregate fair market value in excess of $5,000,000.

           (b)   Notwithstanding the provisions of Section 8.07(a) hereof:

           (i) any Subsidiary of the Company may be merged or consolidated with or into (x) the Company if the Company shall be the continuing or surviving corporation or (y) any other such Subsidiary, provided that if any such transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation and provided, further that if any such transaction shall be between a Subsidiary Guarantor and a Subsidiary not a Subsidiary Guarantor, and such Subsidiary Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Subsidiary Guarantor hereunder;

           (ii) any such Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Wholly-Owned Subsidiary of the Company provided that if any such sale is by a Subsidiary Guarantor to a Subsidiary of the Company not a Subsidiary Guarantor, then such Subsidiary shall have assumed all of the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty;

           (iii) the Company or any Subsidiary of the Company may merge or consolidate with any other Person if (x) in the case of a merger or consolidation of the Company, the Company is the surviving corporation and, in any other case, the surviving corporation is a Wholly-Owned Subsidiary of the Company and (y) after giving effect thereto no Default would exist hereunder; and

           (iv) the Company or any such Subsidiary may sell (x) obsolete or worn-out Property, tools or equipment no longer used or useful in its business so long as the amount thereof sold in any single fiscal year by the Company and its Subsidiaries shall not have a fair market value in excess of $5,000,000 and (y) any inventory or, subject to Section 8.25 hereof, other Property in the ordinary course of business and on ordinary business terms.

     8.08. Limitation on Liens. The Company will not, and will not permit any of
           -------------------
its Subsidiaries or any Partnership to, create, incur, assume or suffer to exist any Lien upon any of its properties, whether now owned or hereafter acquired, except:

           (a) Liens created pursuant to the Security Documents and Liens existing on the date hereof and listed in Schedule 8.08 hereto;

           (b) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company, any of its Subsidiaries or any Partnership, as the case may be, in accordance with GAAP;

           (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's, or other like Liens arising in the ordinary course of business for amounts which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings and for which adequate accruals and reserves are maintained on the books of the Company or such Subsidiary or partnership;

           (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

           (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

           (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of real Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company, or any of its Subsidiaries or any Partnership;

           (g) Liens (other than Liens under ERISA or Environmental Laws) on Property of any corporation that becomes a Subsidiary of the Company after the date of this Agreement, provided that such Liens are in existence at the time such corporation becomes a Subsidiary of the Company and were not created in anticipation thereof;

           (h) Liens (other than Liens under ERISA or Environmental Laws) upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company, its Subsidiaries or any Partnership, each of which Liens either (i) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (ii) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that no such Lien shall extend to or cover any Property of the Company or such Subsidiary or Partnership other than the Property so acquired and improvements thereon; and provided, further, that
                                                       --------  -------
the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value of such Property at the time it was acquired (by purchase, construction or otherwise);

           (i) with respect to any Property from which Hydrocarbons may be severed or extracted in commercially feasible quantities, Liens with respect to obligations that are not yet due and payable under or for farm-out, farm-in, joint operating, area of mutual interest agreements and/or similar arrangements which Liens the Company determines in good faith to be necessary for the economic development of such Property and are customary and usual for the area in which such Property is located;

           (j) Liens by the Company or a Subsidiary on money, assets, letters of credit or other security pledged to secure Indebtedness and other indebtedness and obligations under any forward, future, swap or hedging contract permitted under Section 8.28(b), provided, that the aggregate amount of such security
                       --------
subject to such Liens does not at any time exceed the aggregate amount of $25,000,000; and

           (k) any extension, renewal or replacement of the foregoing, provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property).

     8.09. Indebtedness. The Company will not, and will not permit any of its
           ------------
Subsidiaries or any Partnership to, create, incur or suffer to exist any Indebtedness except:

           (a) the Obligations;

           (b) Indebtedness outstanding on the date hereof and listed in
Schedule 8.09 hereto (excluding, however, following the making of the initial Loan hereunder, the Indebtedness to be repaid with the proceeds of such Loan, as indicated on said Schedule 8.09);

           (c) Subordinated Indebtedness;

           (d) Indebtedness of Subsidiaries of the Company or Partnerships to the Company or to Wholly-Owned Subsidiaries of the Company or Partnerships in which the Company owns all the limited partnership interests;

           (e) [Reserved];

           (f) obligations constituting Indebtedness by reason of clauses (e) and (f) of the definition of Indebtedness contained in this Agreement (i) not exceeding an aggregate principal amount of $3,000,000 at any one time or (ii) permitted pursuant to Section 8.09(e); and

           (g) other Indebtedness of the Company and its Subsidiaries (including without limitation Indebtedness secured by Liens permitted by Section 8.08(h) hereof) not exceeding an aggregate principal amount of $5,000,000 at any one time outstanding.

     8.10. Investments. The Company will not, and will not permit any of its
           -----------
Subsidiaries or any Partnership to, make or permit to remain outstanding any Investments except:

           (a) operating deposit accounts with banks;

           (b) Permitted Investments;

              (c) loans, advances and other extensions of credit made after the date hereof by the Company and its Subsidiaries to Subsidiaries of the Company in the ordinary course of business, provided that (i) the aggregate amount of
                                    --------
such loans, advances and other extensions of credit by the Company to any one of its Subsidiaries shall not exceed $5,000,000 at any one time outstanding and
(ii) the aggregate amount of such loans, advances and other extensions of credit by the Company to its Subsidiaries taken as a whole shall not exceed $5,000,000 at any one time outstanding; in addition to the foregoing, so long as no Default shall have occurred and be continuing or would exist after giving effect thereto, the Company may make Investments without limitation in Stocker Resources, Inc., Stocker Resources, L.P., Calumet Florida Inc. and Plains Illinois Inc.;

              (d) Investments outstanding (or, as to Investments to PMTI and/or its Subsidiaries in connection with the cost of the construction of the Cushing, Oklahoma storage facility, contemplated) on the date hereof and identified in
Schedule 7.21 hereto;

              (e) [omitted];

              (f) [omitted];

              (g) Investments made after Closing Date in cash in additional general partnership interests and limited partnership interests of the MLP, provided that the aggregate amount of Investments made prior to such date of determination pursuant to this Section 8.10(g), Dividend Payments made prior to such date of determination pursuant to Section 8.11(b) and purchases, redemptions, retirements or other acquisitions or prepayments of Subordinated Indebtedness made prior to such date of determination under Section 8.14(a)(i) shall not exceed $150,000,000, and provided further that after giving effect to such Investment, no Default hereunder shall have occurred and be continuing and no default or event of default (or event which with the giving of notice or the lapse of time would be either a default or an event of default) under the Senior Subordinated Indentures shall have occurred and be continuing;

              (h) additional Investments not otherwise permitted by this Section
8.10 up to but not exceeding $1,000,000 in the aggregate; and

              (i) advances in the ordinary course of business of operating funds on behalf of co-owners of Oil and Gas Properties of the Company, its Subsidiaries or the Partnerships pursuant to joint operating agreements.

     8.11.    Dividend Payments. The Company will not, and will not permit any
              ------------------
of its Subsidiaries to, declare or make any Dividend Payment at any time; provided, however, the Company may make:
--------  -------

              (a) regularly scheduled Dividend Payments in cash in respect of the Company's Series D Cumulative Convertible Preferred Stock, par value $500 per share (i) the aggregate amount of all such Dividend Payments not to exceed
(A) 6% ($30 per share) in any one fiscal year, or (B) in the event the purchaser thereof shall desire to sell such stock in a secondary offering, and the investment bankers representing such purchaser shall issue a written opinion to the Company that the gross proceeds of such secondary offering shall not exceed $23,300,000, such percentage as is necessary to enable such Purchaser to receive $23,300,000 of gross proceeds from such secondary offering, but in no event exceeding 7.5% ($37.50 per share)) in any one fiscal year, and (ii) the aggregate stated value of such outstanding Convertible Preferred Stock at issuance not to exceed $23,300,000; and

           (b) during the period from October 1, 2001 until the date of determination, one or more Dividend Payments, provided that (i) dividends or other distributions made in cash shall not exceed $30,000,000 and (ii) the aggregate amount of Investments made prior to such date of determination pursuant to Section 8.10(g), Dividend Payments made prior to such date of determination pursuant to this Section 8.11(b) and purchases, redemptions, retirements or other acquisitions or prepayments of Subordinated Indebtedness made prior to such date of determination under Section 8.14(a)(i) shall not exceed $150,000,000, and provided further that after giving effect to such Dividend Payment, no Default hereunder shall have occurred and be continuing and no default or event of default (or event which with the giving of notice or the lapse of time would be either a default or an event of default) under the Senior Subordinated Indentures shall have occurred and be continuing.

     8.12. Tangible Net Worth. The Company will not permit Tangible Net Worth at
           ------------------
any time to be less than the sum of (a) $85,000,000 minus all Dividend Payments made pursuant to Section 8.11(b) plus (b) fifty percent (50%) of the net proceeds received by the Company from any capital stock issued by the Company on or after December 31, 1997 other than capital stock issued by the Company (y) as a dividend on any of its capital stock or (z) in exchange or conversion of any of its preferred stock to other capital stock plus (c) fifty percent (50%) of the Company's cumulative Consolidated net income (if positive) for each fiscal quarter from and after December 31, 1997 to and including the date of determination thereof, computed on a cumulative basis for such period. For purposes of this Section 8.12, Tangible Net Worth will not be reduced by the amount of any accrued dividends on preferred stock that (i) are not yet due,
(ii) are payable in additional shares of preferred stock, and (iii) will in fact be paid by the Company in additional shares of preferred stock.

     8.13. Current Ratio. The Company will not at any time permit current assets
           -------------
of the Company and its Consolidated Subsidiaries to be less than 100% of current liabilities. For purposes hereof, the terms "current assets" and "current liabilities" shall have the respective meanings assigned to them by GAAP, and, in addition (i) the unused amount of the Borrowing Base plus sixty percent (60%) of the fair market value of any common units of the MLP owned directly or indirectly by the Company shall be included as current assets, and (ii) all LC Obligations shall be included as current liabilities, regardless of whether or not contingent (but without duplication).

     8.14. Subordinated Indebtedness
           -------------------------

           (a) Except (i) during the period commencing October 1, 2001 until the date of determination, in an aggregate amount not to exceed the excess of $150,000,000 over the aggregate amount of Investments made prior to such date of determination pursuant to Section 8.10(g), Dividend Payments made prior to such date of determination pursuant to Section 8.11(b) and purchases, redemptions, retirements or other acquisitions or prepayments of Subordinated Indebtedness made prior to such date of determination under this Section 8.14(a)(i), provided that after giving effect to such payment, no Default hereunder shall have occurred and be continuing and no default or event of default (or event which with the giving of notice or the lapse of time would be either a default or an event of default) under the Senior Subordinated Indentures shall have occurred and be continuing, and (ii) as further provided in this Section 8.14, neither the Company, nor any of its Subsidiaries nor any Partnership shall purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except for regularly scheduled payments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness.

           (b) The Company may offer to purchase and redeem Senior Subordinated Notes in the amount and under the circumstances described in
Section 4.12(iii)(c) of the Senior Subordinated Indenture dated as of March 15, 1996, Section 4.12(iv) of the Senior Subordinated Indenture dated as of July 21, 1997, and Section 4.12(iv) of the Senior Subordinated Indenture dated as of September 15, 1999, provided that: (i) the Company shall have given Co-Agent and each Lender written notice of its intent to so purchase and redeem (collectively "redeem") the Senior Subordinated Notes at least 25 days prior to the date (the "Net Proceeds Payment Date") that it will become obligated to so redeem such
 -------------------------
Senior Subordinated Notes pursuant to such Section 4.12(iii)(c), Section 4.12(iv) or Section 4.12(iv), as appropriate, such notice to specify the Net Proceeds Payment Date and, based upon the proceeds available for such redemption, the maximum amount of Senior Subordinated Notes that may be so redeemed, (ii) the Company shall have provided to Co-Agent and each Lender such information as Co-Agent shall have reasonably requested with regard to such redemption, (iii) no Default or Event of Default shall have occurred and be continuing at the time of any such redemption, and (iv) if elected by Majority Lenders, by written notice to the Company during the 25 day period after such notice is given, a new Borrowing Base shall have been determined by Majority Lenders in the manner specified by Section 2.08 hereof and the outstanding aggregate principal balance of the Notes shall not exceed such Adjusted Borrowing Base as so redetermined.

     8.15. Lines of Business. Neither the Company nor any of its Subsidiaries
           -----------------
nor any Partnership shall engage to any substantial extent in any line or lines of business activity other than the lines of business conducted by the Company, its Subsidiaries and each Partnership on the date of this Agreement.

     8.16. Transactions with Affiliates. The Company will not, and will not
           ----------------------------
permit any of its Subsidiaries to, enter into any material transaction with any Affiliate or any director, officer, employee or shareholder of the Company, except upon fair and reasonable terms.

     8.17. Use of Proceeds. The Company will use the proceeds of the Loans
           ---------------
hereunder solely (i) to refinance, extend, renew and/or rearrange the outstanding principal balance under the Original Agreement, (ii) to refinance Matured LC Obligations, (iii) to acquire additional Oil and Gas Properties and
(iv) to finance the ongoing working capital requirements and other general corporate purposes of the Company and its Subsidiaries, including any Investment, Dividend Payment or other payment, purchase or action not prohibited by the terms of this Agreement, and will use all Letters of Credit for its general business purposes (all in compliance with all applicable legal and regulatory requirements including, without limitation, Regulations

U and X of the Board of Governors of the Federal Reserve System and the Securities Act of 1933 and the Securities Exchange Act of 1934, and the rules and regulations thereunder); provided that no Lender shall have any responsibility as to the use of any of such proceeds or Letters of Credit. If requested by any Lender or the Co-Agent, the Company will furnish to each Lender and the Co-Agent a statement in conformity with the requirements of Federal Reserve Form FR U-1 referred to in Regulation U, as to demonstrate the compliance of any borrowing with Regulation U.

     8.18. Certain Obligations Respecting Subsidiaries. The Company will, and
           -------------------------------------------
will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Company and each of its Subsidiaries at all times owns (subject only to the Lien of the Security Documents) at least the same percentage of the issued and outstanding shares of each class of stock of each of its Subsidiaries as is owned on the date of this Agreement. Without limiting the generality of the foregoing, none of the Company nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any shares of stock in any Subsidiary owned by them, nor permit any Subsidiary to issue any shares of stock of any class whatsoever to any Person (other than to the Company or another of its Subsidiaries). In the event that any such additional shares of stock shall be issued by any Subsidiary, the Company agrees forthwith that it shall cause such Obligor to deliver to Agent pursuant to any Security Document the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and shall take such other action as Co-Agent shall request to perfect the security interest created therein pursuant to any Security Document.

     8.19. Additional Subsidiary Guarantors. The Company will take such action,
           --------------------------------
and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Company (other than PMCT) are Subsidiary Guarantors and, thereby, Obligors hereunder. Without limiting the generality of the foregoing and subject to the limitations on Investments in Section 8.10 hereof, in the event that the Company or any of its Subsidiaries shall form any new Subsidiary after the date hereof, the Company or the respective Subsidiary will cause such new Subsidiary to become a "Subsidiary Guarantor" (and, thereby, an Obligor) hereunder pursuant to a written instrument in form and substance satisfactory to Co-Agent, and to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as Co-Agent shall have requested.

     8.20. Environmental Matters; Environmental Reviews. (a) The Company will
           --------------------------------------------
comply, and will cause each of its Subsidiaries and the Partnerships to comply in all material respects with all Environmental Laws now or hereafter applicable to the Company, each of its Subsidiaries, or the Partnerships and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and maintain such authorizations in full force and effect.

           (b) The Company will promptly furnish to each Bank Party all written notices of any Environmental Claim received by the Company, any of its Subsidiaries, Environmental Affiliates, or any Partnership, or of which it has notice, pending or threatened against the Company, any of its Subsidiaries, any Environmental Affiliates, or any Partnership which could result in fines or liabilities in excess of $1,000,000.

           (c) The Company will promptly furnish to each Bank Party all requests for information, notices of claim, demand letters, and other notifications, received by the Company, any of its Subsidiaries, Environmental Affiliates, or any Partnership, that in connection with its ownership or use of the Properties or the conduct of its business, it may be potentially responsible with respect to any investigation or clean-up of Hazardous Material at any location which could result in fines or liabilities in excess of $1,000,000.

     8.21. Environmental Indemnification. The Company will defend, indemnify and
           -----------------------------
hold harmless each Bank Party, its employees, agents, officers and directors, from and against all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses incurred by any of them arising out of, or in any way relating to (a) any violation or noncompliance with any Environmental Laws by the Company or any of its Subsidiaries, or the Partnerships or (b) any Release of a Hazardous Material into the environment, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

     8.22. Environmental Certification. As soon as available, and in any event
           ---------------------------
within thirty (30) days after the end of each fiscal year, the Company shall deliver to each Bank Party a certificate signed by the president or chief executive officer of the Company in the form attached hereto as Exhibit "E", setting forth certain matters regarding the environmental practices and policies of the Company, its Subsidiaries and the Partnerships. Further, upon request by Co-Agent, and no more often than one time during each fiscal year, the Company and its Subsidiaries shall permit and cooperate with an environmental and safety review made in connection with the operations of the Company's and Subsidiaries' Oil and Gas Properties by consultants selected by Co-Agent which review shall, if requested by Co-Agent, be arranged and supervised by environmental legal counsel for Co-Agent, all at the Company's cost and expense; provided such costs and expense shall be reasonable in relation to the services rendered; provided, further, that the Company shall be responsible, for any fiscal year, for only 50% of such costs and expenses of such consultant and legal counsel that exceed in the aggregate $25,000 for such fiscal year. The consultant shall render a verbal or written report, as specified by Co-Agent, based upon such review at the Company's cost and expense, as so limited.

     8.23. Modifications of Certain Documents. The Company will not, and will
           ----------------------------------
not permit any of its Subsidiaries to, (i) consent to any termination, modification, supplement or waiver of any of the provisions of its charter or by-laws (or equivalent document) in any manner which could have a Material Adverse Effect and (ii) amend or modify any indenture or other agreement providing for or otherwise relating to any Subordinated Indebtedness if such amendment or modification will affect or impair the subordination provisions of such indenture or agreement or modify the Persons obligated thereon or the interest rate, amortization, repurchase or redemption provisions or financial covenants of such indenture or agreement.

     8.24. Gas Imbalances. The Company will not, and will not permit any of its
           --------------
Subsidiaries or any Partnership to, have any gas imbalances, take-or-pay or other prepayments with respect to any Obligor's Oil and Gas Properties which would require any Obligor to deliver Hydrocarbons produced from any Oil and Gas Property at some future time without then or thereafter receiving full payment therefor, which would (i) exceed $1,000,000 for any individual well, (ii) exceed $2,000,000 in the aggregate for all Obligors or (iii) with respect to any individual material well, exceed the proved developed producing reserves attributable to such well.

     8.25.  Sale of Oil and Gas Properties. The Company will not, and will not
            ------------------------------
permit any of its Subsidiaries or any Partnership to, sell, assign, transfer or convey any interest in any of the Oil and Gas Properties except for (unless otherwise prohibited in the Security Documents):

            (a) Hydrocarbons sold in the ordinary course of business as and when produced;

            (b) routine farm-outs of non-proven acreage;

            (c) sales of Oil and Gas Properties provided that the aggregate
                                                --------
value (determined in accordance with the guidelines of the Securities and Exchange Commission) of the sales of all such Oil and Gas Properties permitted under this Section 8.25(c) since the date of the last redetermination of the Borrowing Base shall not exceed $2,000,000; or

            (d) in addition to sales permitted by Section 8.25(c) above, sales of Oil and Gas Properties included in the Borrowing Base, provided simultaneously with each such sale the Borrowing Base is reduced by amounts agreed to at the time by Majority Lenders and the Facility Usage shall not exceed the Borrowing Base as so reduced after giving effect to the net proceeds received in respect of such sale that are applied to prepay the Obligations.

In connection with any sale permitted by this Section 8.25, Bank Parties shall grant appropriate releases from the Security Documents subject to retention of the Lien on any retained, reversionary or back-in interest.

     8.26.  Partnership Units: New Partnerships. The Company will not, and will
            -----------------------------------
not permit any of its Subsidiaries or any Partnership to, (i) sell, assign or transfer any units or other interests in any Partnership, other than to the Company, any Wholly-Owned Subsidiary or any Partnership in which the Company owns all the partnership interests subject in all respects to the Lien of the applicable Security Documents and upon prior notice to each Bank Party, and (ii) make distributions of assets or Properties of any Partnership to any Person other than to the Company or its Subsidiaries and the other partners of such Partnership as a portion

     8.27.  Post Closing Curative. If any title opinion furnished to Bank
            ---------------------
Parties as contemplated herein or other title information received by Bank Parties discloses a title defect requiring or recommending curative action which Agent deems material in its sole but reasonable discretion, the Company shall, upon Agent's written request, use its reasonable best efforts to cure such defect, satisfy such requirement or take such recommended action within a reasonable time but in any event within sixty days following the date of such request by Agent.

     8.28.  Hedging Contracts. Neither the Company nor any Subsidiary or
            -----------------
Partnership will be a party to or in any manner be liable on any forward, future, swap or hedging contract, except:

            (a)  [Reserved];

            (b) contracts entered into with the purpose and effect of fixing prices on oil or gas expected to be produced by the Company, any Subsidiary or Partnership, provided that at all times: (i) no such contract (other than a physical delivery contract) fixes a price for a term of more than three (3) years; (ii) the aggregate monthly production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Co-Agent) for any single month does not in the aggregate exceed eighty-five percent (85%) of the aggregate Projected Oil and Gas Production of the Company, its Subsidiaries and Partnerships anticipated to be sold in the ordinary course of their businesses for such month, and (iii) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Bank Party or Affiliate thereof) at the time the contract is made has long-term obligations rated BBB-or Baa3 or better, respectively, by Standard & Poor's Corporation or Moody's Investors Services, Inc. (or a successor credit rating agency). As used in this subsection, the term "Projected Oil and Gas Production" means the projected
                      --------------------------------
production of oil or gas (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by the Company, its Subsidiaries and Partnerships which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves, as such production is projected in the most recent reports delivered pursuant to Section 8.04, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such reports and after adding projected production from any properties or interests that had not been reflected in such reports but that are reflected in a separate or supplemental reports meeting the requirements of such Section 8.04 hereof and otherwise are satisfactory to Co-Agent; or

            (c) contracts entered into by the Company with the purpose and effect of fixing interest rates on a principal amount of indebtedness of the Company that is accruing interest at a variable rate, provided that (i) the aggregate notional amount of such contracts never exceeds seventy-five percent (75%) of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (ii) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract, and (iii) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Bank Party or Affiliate thereof) at the time the contract is made has long-term obligations rated BBB- or Baa3 or better, respectively, by Standard & Poor's Corporation or Moody's Investors Services, Inc. (or a successor credit rating agency).

     8.29.  Transactions with PMCT. The Company shall not, and shall not permit
            ----------------------
any Subsidiary to (i) Guarantee any Indebtedness or other obligation of PMCT or any Subsidiary of PMCT, (ii) grant or permit any Lien on any Property of the Company or any Subsidiary of the Company to secure any Indebtedness or other obligation of PMCT or any Subsidiary of PMCT, (iii) make any Investment in or transfer any Property to PMCT or any Subsidiary of PMCT, (iv) assume or grant an indemnity with respect to PMCT or any Subsidiary of PMCT, (v) provide any other form of credit support to PMCT or any Subsidiary of PMCT, or (vi) enter into any transaction with PMCT or any Subsidiary of PMCT.

     8.30.  Unrestricted Subsidiaries.  Each Unrestricted Subsidiary shall be
            -------------------------
subject to the following:

            (a) Subsidiary shall be deemed to be a "Subsidiary" of the Company for purposes of this Agreement or any other Basic Document, and no Unrestricted Subsidiary shall be subject to or included within the scope of any provision herein or in any other Basic Document, including without limitation any representation, warranty, covenant or Event of Default herein or in any other Basic Document, except as set forth in this Section 8.30.

            (b) Except as permitted under Section 8.10(e) and (i) and for the indemnity undertakings of the Company and its Subsidiaries party thereto provided for in the Affiliate Agreements, neither the Company nor any of its Subsidiaries shall Guarantee any Indebtedness or other obligation of, grant any Lien on any of its Property to secure any Indebtedness or other obligation of, make any Investment in, assume or grant an indemnity with respect to, or provide any other form of credit support to, any Unrestricted Subsidiary, and neither the Company nor any of its Subsidiaries shall enter into (i) any management contract or agreement with any Unrestricted Subsidiary, except upon the prior written consent of Majority Lenders, not to be unreasonably withheld, or (ii) any other contract or agreement with any Unrestricted Subsidiary, except in the course of ordinary business on terms no less favorable to the Company or such Subsidiary, as applicable, than could be obtained in a comparable arm's length transaction from an unaffiliated party.

ARTICLE IX. Events of Default. If one or more of the following events (herein
            -----------------
called "Events of Default") shall occur and be continuing:
        -----------------

            (a) the Company or any Subsidiary Guarantor shall default in the payment when due of (i) any principal of any Loan or (ii) any interest on any Loan and (iii) any fee or any other amount payable by it hereunder, under any Note or under any other Basic Document (other than principal or interest) and such default with respect to a payment of interest shall continue unremedied for one day or with respect to any fee or other amount (other than principal or interest) shall continue unremedied for five days; or

            (b) the Company or any Subsidiary Guarantor or any Partnership shall default in the payment when due of any principal of or interest on any of its other Indebtedness in excess of $2,500,000 in the aggregate, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

            (c) any representation, warranty or certification made or deemed made in any Basic Document (or in any modification or supplement thereto) by any Obligor, or any certificate furnished to any Bank Party pursuant to the provisions thereof, shall have been false or misleading in any material respect as of the time made or furnished; or

            (d) the Company shall default in the performance of any of its obligations under Sections 8.05, 8.07, 8.08, 8.09, 8.10, 8.11, 8.12, 8.13, 8.14,
8.17, 8.20, 8.21, 8.22 or 8.30 hereof or any Obligor shall default in the performance of any of its obligations under any material provision of any Security Document; or any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of ten days after the occurrence thereof; or

            (e) the Company or any Subsidiary Guarantor shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

            (f) the Company or any Material Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors,
(iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any Petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

            (g) a proceeding or case shall be commenced, without the application or consent of the Company or any Material Subsidiary, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its assets, or
(iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

            (h) a final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of $1,000,000 in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company and/or any Subsidiary Guarantor or any Partnership and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary or Partnership shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

            (i) an event or condition specified in Section 8.01(h) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of Co-Agent shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute, in the determination of Co-Agent, a Material Adverse Effect; or

            (j) either (i) an event or series of events by which any Person or other entity or group of Persons or other entities acting in concert as a partnership or other group (a "Group of Persons") shall, as a result of a tender
                               ----------------
or exchange offer, open market purchases, privately negotiated purchases, merger, consolidation or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 40% or more of the combined voting power of the then outstanding voting stock of the Company, (ii) during any period of two consecutive years (A) the members of the board of directors of the Company (the "Board") as of January 1, 1998, (B)
                                            -----
any director elected thereafter in any annual meeting of the stockholders of the Company upon the recommendation of the Board, and (C) any other member of the Board who will be recommended or elected to succeed those Persons described in subclauses (A) and (B) of this clause (ii) by a majority of such Persons who are then members of the Board, cease for any reason to constitute collectively a majority of the Board then in office, or (iii) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any Person or Group of Persons; or

            (k) except for expiration in accordance with its terms, any of the Security Documents shall be terminated or shall cease to be in full force and effect, for whatever reason except for releases granted pursuant to the terms of this Agreement.

THEREUPON: (1) in the case of an Event of Default other than one referred to in Sections 9(f) or (g) above with respect to any Obligor, Co-Agent may (and upon written notification from Majority Lenders, Co-Agent shall), by notice to the Company, terminate the Commitment and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Company and each other Obligor; and (2) in the case of the occurrence of an Event of Default referred to in Sections 9(f) or (g) above with respect to any Obligor, the Commitment shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by each Obligor. If any Event of Default shall occur and be continuing, each Lender may protect and enforce its rights under the Basic Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Basic Document, and each Bank Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Bank Parties under the Basic Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Basic Documents or at law or in equity.

                         ARTICLE X. Co-Agent and Agent.
                                    ------------------

     10.01. Appointment and Authority. Each Bank Party hereby irrevocably
            -------------------------
authorizes each of Co-Agent and Agent, and each of Co-Agent and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Basic Documents as are specifically delegated to each of Co-Agent or Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of each of Co-Agent and Agent to Bank Parties is only that of one company acting as administrative agent for others, and nothing in the Basic Documents shall be construed to constitute either of Co-Agent or Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on either of Co-Agent or Agent duties and obligations other than those expressly provided for in the Basic Documents. With respect to any matters not expressly provided for in the Basic Documents and any matters which the Basic Documents place within the discretion of each of Co-Agent and Agent, Co-Agent or Agent, as applicable, shall not be required to exercise any discretion or take any action, and it may request instructions from Bank Parties with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Bank Parties in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that each of Co-Agent or Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Basic Documents or to applicable law. Upon receipt by either Co-Agent or Agent from the Company of any communication calling for action on the part of Bank Parties or upon notice from any Bank Party to either Co-Agent or Agent of any Default or Event of Default, either Co-Agent or Agent, as applicable, shall promptly notify each bank Party thereof.

     10.02. Exculpation, Co-Agent's and Agent's Reliance, Etc. Neither of
            --------------------------------------------------
Co-Agent or Agent nor any of the directors, officers, agents, attorneys, or employees of each shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Basic Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each of Co-Agent or Agent, as applicable, (a) may treat the payee of any Note as the holder thereof until each of Co-Agent and Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Co-Agent; (b) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank Party and shall not be responsible to any Bank Party for any statements, warranties or representations made in or in connection with the Basic Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Basic Documents on the part of any Obligor or to inspect the property (including the books and records) of any Obligor; (e) shall not be responsible to any Bank Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Basic Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of the Obligors and Bank Parties in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Basic Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

     10.03. Bank Parties' Credit Decisions. Each Bank Party acknowledges that it
            ------------------------------
has, independently and without reliance upon either of Co-Agent or Agent or any other Bank Party, made its own analysis of the Company and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Basic Documents. Each Bank Party also acknowledges that it will, independently and without reliance upon Co-Agent, Agent or any other Bank Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Basic Documents.

     10.04. Indemnification. Each Bank Party agrees to indemnify each of
            ---------------
Co-Agent and Agent (to the extent not reimbursed by the Company within ten (10) days after demand) from and against such Lender's Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts, and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against each of Co-Agent and Agent, growing out of, resulting from or in any other way associated with any of the Basic Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment). The foregoing indemnification shall apply whether or not such liabilities and costs are in any way or to any extent caused, in whole or in part, by any negligent act or omission of any kind by either of Co-Agent or Agent, provided only that no Bank Party shall be obligated under this section to indemnify either of Co-Agent or Agent for that portion, if any, of any liabilities and costs which is proximately caused by either of Co-Agent's or Agent's own individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each Bank Party agrees to reimburse each of Co-Agent or Agent promptly upon demand for such Lender's Percentage Share of any costs and expenses to be paid to each of Co-Agent and Agent by the Company under Section 11.03 to the extent that either of Co-Agent or Agent is not timely reimbursed for such expenses by the Company as provided in such section. As used in this Section 10.04, the term "Co-Agent" shall refer not only to the Person designated as such in Section 1.01 but also to each director, officer, agent attorney, employee, representative and Affiliate of such Person and "Agent" shall refer not only to the Person designated as such in
Section 1.01 but also to each director, officer, agent attorney, employee, representative and Affiliate of such Person.

     10.05. Rights as Lender. In its capacity as a Lender, each of Co-Agent and
            ----------------
Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not either of Co-Agent or Agent. Each of Co-Agent or Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with any of the Obligors or their Affiliates, all as if it were not either of Co-Agent or Agent hereunder and without any duty to account therefor to any other Lender.

     10.06. Sharing of Set-Offs and Other Payments. Each Bank Party agrees that
            --------------------------------------
if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against the Company or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 4.01, causes such Bank Party to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 4.01, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Bank Parties to share all payments as provided for in Section 4.01, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Bank Parties share all payments of Obligations as provided in
Section 4.01; provided, however, that nothing herein contained shall in any way affect the right of any Bank Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. The Company expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to court order to be paid on account of the possession of such funds prior to such recovery.

     10.07. Investments. Whenever each of Co-Agent and Agent in good faith
            -----------
determines that it is uncertain about how to distribute to Bank Parties any funds which Co-Agent or Agent has received, or whenever each of Co-Agent and Agent in good faith determines that there is any dispute among Bank Parties about how such funds should be distributed, each of Co-Agent and Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If each of Co-Agent and Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if each of Co-Agent and Agent is otherwise required to invest funds pending distribution to Bank Parties, each of Co-Agent and Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by each of Co-Agent and Agent for distribution to Bank Parties (other than to the Person who is Co-Agent or Agent in its separate capacity as a Lender) shall be held by each of Co-Agent and Agent pending such distribution solely as Co-Agent or Agent for such Bank Parties, and neither Co-Agent or Agent shall have equitable title to any portion thereof.

     10.08. Benefit of Section 10. The provisions of this Section 10 (other than
            ---------------------
the following Section 10.09) are intended solely for the benefit of Bank Parties, and no Obligor shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Bank Party. Bank Parties may waive or amend such provisions as they desire without any notice to or consent of the Company.

     10.09. Resignation. Either of Co-Agent or Agent may resign at any time by
            -----------
giving written notice thereof to Bank Parties and the Company. Each such notice shall set forth the date of such resignation. Upon any such resignation Majority Lenders shall have the right to appoint a successor Co-Agent or Agent, as applicable. A successor must be appointed for any retiring Co-Agent or Agent, and such Co-Agent's or Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Co-Agent's or Agent's resignation, no successor Co-Agent or Agent, as applicable, has been appointed and has accepted such appointment, then the retiring Co-Agent or Agent may appoint a successor Co-Agent or Agent, as applicable, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Co-Agent or Agent hereunder by a successor Co-Agent or Agent, as applicable, the retiring Co-Agent or Agent shall be discharged from its duties and obligations under this Agreement and the other Basic Documents. After any retiring Co-Agent's or Agent's resignation hereunder the provisions of this
Section 10 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Co-Agent or Agent under the Basic Documents.

                           ARTICLE XI. Miscellaneous.
                                       -------------

     11.01. Waiver. No failure on the part of any Bank Party to exercise and no
            ------
delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Notes shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Notes preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     11.02. Notices. All notices and other communications provided for herein
            -------
and under the Security Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (below the name of the Company, in the case of any Subsidiary Guarantor); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier and confirmed by telephone call or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. All notices and communications provided for under any Basic Document which is required to be delivered to Co-Agent or Agent or LC Issuer shall be deemed given to Co-Agent, Agent or LC Issuer if it is delivered to a Bank Party who is then also Co-Agent, Agent or LC Issuer, and vice versa.
                        ---- -----

     11.03. Expenses, Etc. Whether or not the transactions contemplated by this
            --------------
Agreement are consummated, the Company will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay (a) all reasonable costs and expenses incurred by or on behalf of each of Co-Agent and Agent (including attorneys' fees, consultants fees and engineering fees) in connection with (i) the negotiation, preparation, execution and delivery of the Basic Documents and any other documents requested by the Company or required to preclude the Company from being in Default, any and all consents, waivers or other documents or instruments relating thereto, (ii) the filing, recording, refiling and re-recording of any Basic Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Basic Document, (iii) any amendment, modification or waiver of any of the terms of this Agreement or any of the other Basic Documents requested by the Company or required to preclude the Company from being in default, (iv) the borrowings hereunder and other action reasonably required in the course of administration hereof, (v) monitoring or confirming (or preparation or negotiation of any document related to) the Company's compliance with any covenants or conditions contained in this Agreement or in any Basic Document, and (vi) the enforcement of this Section 11.03; and (b) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein. In addition to the foregoing, without duplication, until all Obligations to Bank Parties have been paid in full, the Company will also pay or reimburse Co-Agent and Agent for all reasonable out-of-pocket costs and expenses of each of Co-Agent and Agent or its agents or employees in connection with the continuing administration of the Loans and Letters of Credit and the related due diligence of Co-Agent or Agent, including, without limitation, travel and miscellaneous expenses and fees and expenses of each of Co-Agent's and Agent's outside counsel, reserve engineers and consultants engaged in connection with the Basic Documents.

     The Company hereby agrees to indemnify and hold harmless each Bank Party and its directors, officers, employees and agents for, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

     In addition, the Company hereby agrees to indemnify and hold harmless each Bank Party and any trustee under any Security Document for and against, and the Company shall promptly (and in any event, within thirty days after any invoice or other statement or notice) pay, all expenditures, including reasonable attorneys' fees and expenses, incurred or expended in connection with (i) the breach by any Obligor of any covenant, agreement or condition contained herein or in any Security Document, (ii) the exercise by any Bank Party or any trustee under any Security Document of any of their rights and remedies under the Basic Documents, and (iii) the protection of the Collateral and/or the liens and security interests of any Bank Party or any trustee therein. Each Bank Party and any trustee under any Security Document shall have the right to compromise and adjust any such claims, actions and judgments, and in addition to the rights to be indemnified as herein provided, all amounts paid by such Bank Party or such trustee in compromise, satisfaction or discharge of any such claim, action or judgment, and all court costs, attorneys' fees and other expenses of every character expended by such Bank Party or such trustee pursuant to the provisions hereof shall be a demand obligation (which obligation the Company hereby expressly promises to pay) owing by the Company to such Person. The "Release
                                                                     -------
Date" as used in this Section shall mean the earlier of the following two dates:
----
(i) the date on which the Obligations have been paid and performed in full and each Security Document has been released of record, or (ii) the date on which the liens of all Security Documents are foreclosed or a deed in lieu of such foreclosure is fully effective and recorded. WITHOUT

LIMITATION, IT IS THE INTENTION OF THE COMPANY AND EACH BANK PARTY THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY. However, such indemnities shall not apply to any particular indemnified party (but shall apply to the other indemnified parties) to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such particular indemnified party. The foregoing indemnities shall not terminate upon the Release Date or upon the release, foreclosure or other termination of the Security Documents but will survive the Release Date, foreclosure of the Collateral or conveyance in lieu of foreclosure, and the repayment of the Obligations and the discharge and release of the Security Documents and the other documents evidencing and/or securing the Obligations. Any amount to be paid hereunder by the Company to any Bank Party or any trustee under any Security Document shall be a demand obligation owing by the Company to such Person.

     11.04. Amendments, Etc. No provision of this Agreement may be amended or
            ----------------
modified or waived except by an instrument in writing signed by (a) if such party is the Company, by the Company, (b) if such party is Co-Agent, Agent or LC Issuer, by such party, and (c) if such party is a Lender, by Majority Lenders, except as to determinations of a new Borrowing Base, as set forth in Section 2.08, and increases in the aggregate Commitment of all Lenders, which shall require Supermajority Lenders; provided, notwithstanding the foregoing or anything to the contrary herein, no such amendment, modification or waiver shall be valid or effective against any Lender (unless signed by such Lender) which would: (i) increase the Commitment of such Lender or subject such Lender to any additional obligations, (ii) reduce any fees hereunder, or the principal of, or interest on, such Lender's Note, (iii) postpone any date fixed for any payment of any such fees, principal or interest, (iv) amend the definition herein of "Majority Lenders" or "Supermajority Lenders" or otherwise change the aggregate
 ----------------      ---------------------
amount of Percentage Shares which is required for Co-Agent, Agent, Lenders or any of them to take any particular action under the Loan Documents, or (v) release the Company from its obligation to pay such Lender's Note or any Guarantor from its guaranty of such payment; provided, further, in clarification of the foregoing, Supermajority Lenders may increase the aggregate Commitment of all Lenders (pursuant to an increase in such Supermajority Lenders' individual Commitments), provided that no individual Lender's Commitment may be increased in connection with any such increase in the aggregate Commitment of all Lenders without such individual Lender's consent as set forth in clause (i) above.

     11.05. Successors and Assigns. This Agreement shall be binding upon and
            ------------------------
inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     11.06. Assignments and Participation. (a) The Company may not assign its
            -----------------------------
rights or obligations hereunder or under any Note without the prior consent of each Bank Party. The Company shall not directly or indirectly purchase or otherwise retire any Obligations owed to any Bank Party nor will any Bank Party accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the

Obligations owed to it. If the Company at any time purchases or otherwise retires some but less than all of the Obligations owed to Bank Parties, such purchaser shall not be entitled to any rights of any Bank Party under the Basic Documents unless and until the Company has purchased all of the Obligations.

         (b) Any Lender may assign any of its Loans, its Note, and its Percentage Share of the Commitment; provided that, (i) such Lender gives written notice of such assignment to the Company; (ii) any such partial assignment shall be in an amount at least equal to $5,000,000; (iii) the assignee shall be a bank or other financial institution having a combined capital and surplus greater than $100,000,000; and (iv) each such assignment by any Lender of its Loans, its Note, or its Percentage Share of the Commitment shall be made in such manner so that the same portion of its Loans, its Note, and its Percentage Share of the Commitment is assigned to the respective assignee. Upon execution and delivery by the assignee to the Company of an Agreement to Be Bound, substantially in the form of Exhibit F attached hereto, pursuant to which such assignee agrees to become a "Lender" hereunder having the Percentage Share of the Commitment and Loans specified in such instrument, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment), the obligations, rights and benefits of a Lender hereunder holding the Percentage Share of the Commitment and Loans (or portions thereof) assigned to it (in addition to the Percentage Share of the Commitment and Loans, if any, theretofore held by such assignee) and such Lender shall, to the extent of such assignment, be released from its Percentage Share of the Commitment (or portion thereof) so assigned. Within five (5) Business Days after its receipt of notice that the Co-Agent has received copies of any assignment and the other documents relating thereto, the Company shall execute and deliver to Co-Agent (for delivery to the relevant assignee) a new Note, evidencing such assignee's assigned Loans and, if the assignor Lender has retained a portion of its Loans, a replacement Note in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Note held by such Lender).

         (c) Any Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans, or in the Commitment, in which event each purchaser of a participation (a "Participant") shall be entitled to
                                            -----------
the rights and benefits of the provisions of Section 8.01j) hereof with respect to its participation in such Loans and Commitment as if (and the Company shall be directly obligated to such Participant under such provisions as if) such Participant were a "Lender" for purposes of said Section, but shall not have any other rights or benefits under this Agreement, the Notes or any other Basic Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to such Lender under Section 5 hereof in respect of Loans, and the Commitment, shall be determined as if such Lender had not sold or agreed to sell any participation in such Loans and Commitment, and as if such Lender were funding each of such Loan and Commitment in the same way that it is funding the portion of such Loan and Commitment in which no participations have been sold. In no event shall any Lender agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that any Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the

Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, or (v) alter the rights or obligations of the Company to prepay the related Loans.

            (d) Anything in this Section 11.06 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Note shall be fully transferable as provided therein. No such assignment shall release any Lender from its obligations hereunder.

            (e) Any Bank Party may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank Party from time to time to assignees and participants (including prospective assignees and participants).

     11.07. Survival. The obligations of the Company under Sections 5.01, 5.05,
            --------
8.21 and 11.03 hereof shall survive the repayment of the Loans and the termination of the Commitment. In addition, each representation and warranty made, or deemed to made by a notice of any extension of credit, herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank Party shall be deemed to have waived, by reason of making any extension of credit hereunder, any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank Party may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

     11.08. Captions. The table of contents and captions and section headings
            --------
appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     11.09. Counterparts. This Agreement may be executed in any number of
            ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     11.10. Governing Law: Submission to Jurisdiction.
            -----------------------------------------

            (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            (b) THE COMPANY HEREBY SUBMITS, AND SHALL CAUSE EACH SUBSIDIARY GUARANTOR TO SUBMIT, TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY IRREVOCABLY WAIVES, AND SHALL CAUSE EACH SUBSIDIARY GUARANTOR TO IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY

LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (c) The Company hereby irrevocably designates, and shall cause each Subsidiary Guarantor to irrevocably designate, Prentice-Hall Corporation System, Inc., located at 15 Columbus Circle, New York, New York 10023-7773, (212) 373-7500, as its designee, appointee and agent to receive, for and on its behalf, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement, the Notes or the other Security Documents. It is understood that a copy of such process served on such agent will be promptly forwarded by overnight courier to the Company or the Subsidiary Guarantor at its address for notices pursuant to Section 11.02, but the failure of the Company or the Subsidiary Guarantor to receive such copy shall not affect in any way the service of such process. The Company further irrevocably consents, and shall cause each Subsidiary Guarantor to irrevocably consent, to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its said address, such service to become effective 30 days after such mailing.

            (d) Nothing herein shall affect the right of the Company, any Bank Party or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company or any Bank Party in any other jurisdiction.

     11.11. Waiver of Jury Trial, Punitive Damages, Etc. THE COMPANY AND EACH
            --------------------------------------------
BANK PARTY HEREBY IRREVOCABLY WAIVES, AND THE COMPANY SHALL CAUSE EACH SUBSIDIARY GUARANTOR TO IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH BANK PARTY AND THE COMPANY HEREBY FURTHER (i) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (ii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER BASIC DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION, AND THE COMPANY SHALL CAUSE EACH SUBSIDIARY GUARANTOR TO MAKE SUCH WAIVER, CERTIFICATION, AND ACKNOWLEDGMENT.

     11.12. Rate of Interest. It is the intention of the parties hereto that
            ----------------
each Bank Party shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Bank Party under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Bank Party notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any Note, this Agreement or in any other Security Document or agreement entered into in connection with or as security for any Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to such Bank Party that is contracted for, taken, reserved, charged or received by such Bank Party under any Note, this Agreement or under any of the other aforesaid Security Documents or agreements or otherwise in connection with any Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Bank Party on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Bank Party to the Company); and (ii) in the event that the maturity of any Note is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to such Bank Party may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Bank Party as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Bank Party on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Bank Party to the Company). All sums paid or agreed to be paid to such Bank Party for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Bank Party, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Bank Party on any date shall be computed at the Maximum Rate applicable to such Bank Party pursuant to this
Section 11.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Bank Party would be less than the amount of interest payable to such Bank Party computed at the Maximum Rate applicable to such Bank Party, then the amount of interest payable to such Bank Party in respect of such subsequent interest computation period shall continue to be computed at the Maximum Rate applicable to such Bank Party until the total amount of interest payable to such Bank Party shall equal the total amount of interest which would have been payable to such Bank Party if the total amount of interest had been computed without giving effect to this Section.

Without limiting the intent of the parties expressed under Sections 11.11 and
11.12 hereof, to the extent, if any, that Chapter 303 of the Texas Finance Code is relevant to any Bank Party for the purpose of determining the Maximum Rate, such Bank Party hereby elects to determine the applicable rate ceiling under such Article by the indicated weekly rate ceiling from time to time in effect.

     11.13. Release of Liens. Notwithstanding anything to the contrary contained
            ----------------
herein no Bank Party shall be required to release any Lien under the Security Documents in connection with any sale of Property by any of the Obligors if, at the time of such sale, a Default shall have occurred and be continuing or would result therefrom.

     11.14. Confidentiality. Each Bank Party agrees (on behalf of itself and
            ---------------
each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement which is identified by the Company as being confidential at the time the same is delivered to such Bank Party, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any Bank Party, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which any Bank Party is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first enters into a confidentiality agreement with such Bank Party; and provided, further, that in no event shall any Bank Party be required to
    --------  -------
return any materials furnished by the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                  PLAINS RESOURCES INC.


                                                  By:___________________________
                                                     Jere Overdyke Jr.
                                                     Chief Financial Officer


                                                  Address for Notices:
                                                  -------------------
                                                  500 Dallas Street, Suite 700
                                                  Houston, Texas 77002

                                                  Telephone No.: (713) 654-1414
                                                  Telecopy No.:  (713) 654-4915
                                                  Attention:

                                                THE CHASE MANHATTAN BANK (f/k/a
                                                Chase Bank of Texas, N.A.), as
                                                Co-Agent and Lender


                                                By:_____________________________
                                                Name: __________________________
                                                Title __________________________

                                                Principal Office for all Loans:
                                                ------------------------------
                                                The Chase Manhattan Bank
                                                600 Travis, 20th Floor
                                                Houston, Texas 77002-8086

                                                Address for Notices:
                                                -------------------
                                                The Chase Manhattan Bank
                                                600 Travis, 20th Floor
                                                Houston, Texas 77002-8086

                                                Telephone: (713) 216-5617
                                                Telecopy: (713) 216-4295
                                                Attention: Russell A. Johnson

                                                PAYMENT INFORMATION:

                                                ABA #113-000-609
                                                ACC# GL #13681-7800
                                                Commercial Loan Clearing Account
                                                Ref: Plains Resources

                                              FIRST UNION NATIONAL BANK, as
                                              Agent, a Lender and as LC Issuer

                                              By:_______________________________
                                                 Robert R. Wetteroff
                                                 Senior Vice President

                                              Principal Office for all Loans:
                                              ------------------------------
                                              First Union National Bank
                                              1001 Fannin, Suite 2255
                                              Houston, Texas 77002

                                              Address for Notices:
                                              -------------------
                                              First Union National Bank
                                              1001 Fannin, Suite 2255
                                              Houston, Texas 77002

                                              Telephone: 713-346-2717
                                              Telecopy: 713-650-6354
                                              Attention: David Humphreys


                                              PAYMENT INFORMATION:

                                              First Union National Bank
                                              ABA #053000219
                                              Account No. 5000000018644
                                              Attn: Syndication Agency Services
                                              Reference: Plains Resources Inc.

                                         FLEET NATIONAL BANK (f/k/a BankBoston,
                                         N.A.,) Lender


                                         By:____________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                         Principal Office for all Loans:
                                         ------------------------------
                                         Fleet National Bank
                                         100 Federal Street
                                         Boston, Massachusetts 02110

                                         Address for Notices:
                                         -------------------

                                         Fleet National Bank
                                         100 Federal Street
                                         Boston, Massachusetts 02110

                                         Telephone:  (617) 434-5472
                                         Telecopy:  (617) 434-3652
                                         Attention:  Terrence Ronan

                                         PAYMENT INFORMATION:

                                         Fleet National Bank
                                         ABA #011000390
                                         Attn: Commercial Loan Services -Debra
                                               Williams
                                         Ref:  Plains Resources

                                     BANK OF AMERICA, N.A., Lender


                                     By:_______________________________
                                     Name:_____________________________
                                     Title:____________________________

                                     Principal Office for all Loans:
                                     ------------------------------
                                     Bank of America, N.A.
                                     1850 Gateway Blvd.
                                     Concord, California 94520

                                     Address for Notices:
                                     -------------------
                                     Bank of America, N.A.
                                     333 Clay Street, Suite 4550
                                     Houston, Texas 77002

                                     Telephone: (713) 651-4921
                                     Telecopy:  (713) 651-4801
                                     Attention:  Irene Rummel

                                     PAYMENT INFORMATION:

                                     Bank of America, N.A.
                                     ABA #11000012
                                     Account No. 37508-36479
                                     Attn: Corp. Credit Services #6910
                                     Reference: Plains Resources Inc.

                            WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION,
                            Lender

                            By:_________________________________
                            Name:_______________________________
                            Title:______________________________

                            Principal Office for all Loans:
                            ------------------------------
                            Wells Fargo Bank (Texas), National Association 1000 Louisiana, Mail Station 156
                            Houston, Texas 77002

                            Address for Notices:
                            -------------------
                            Wells Fargo Bank (Texas), National Association 1000 Louisiana, Mail Station 156
                            Houston, Texas 77002

                            Telephone: (713) 319-1370
                            Telecopy: (713) 739-1087
                            Attention: John Lane, Vice President

                            PAYMENT INFORMATION:

                            Wells Fargo Bank (Texas), National Association ABA #1130-01064
                            Ref:  Plains Resources

                                     COMERICA BANK - TEXAS, Lender


                                     By:________________________________
                                     Name:______________________________
                                     Title:_____________________________

                                     Principal Office for all Loans:
                                     ------------------------------
                                     Comerica Bank-Texas
                                     910 Louisiana, 4th Floor
                                     Houston, Texas 77002

                                     Address for Notices:
                                     -------------------
                                     Comerica Bank-Texas
                                     910 Louisiana, 4th Floor
                                     Houston, Texas 77002

                                     Telephone: (713) 220-5614
                                     Telecopy: (713) 220-5650
                                     Attention: Martin W. Wilson, Vice President

                                     PAYMENT INFORMATION:

                                     ABA #111-000-753
                                     Account No. 21585-90010
                                     Reference:  Plains Resources Inc.

                                      FORTIS CAPITAL CORP., Lender


                                      By:__________________________________
                                      Name:________________________________
                                      Title:_______________________________

                                      Principal Office for all Loans:
                                      ------------------------------
                                      Fortis Capital Corp.
                                      100 Crescent Court, Suite 1777
                                      Dallas, Texas 75201

                                      Address for Notices:
                                      -------------------
                                      Fortis Capital Corp.
                                      100 Crescent Court, Suite 1777
                                      Dallas, Texas 75201

                                      Telephone: (214) 754-0009
                                      Telecopy: (214) 754-5981
                                      Attention:  Darrell W. Holley, Senior
                                                  Vice President

                                      PAYMENT INFORMATION:

                                      ABA # 021000021
                                      Account No. 001-1-624418
                                      Ref: Plains Resources
                                      Credit to:  Fortis Capital Corp.

                                     BANK OF SCOTLAND, Lender


                                     By:__________________________________
                                     Name:________________________________
                                     Title________________________________

                                     Principal Office for all Loans:
                                     ------------------------------
                                     Bank of Scotland
                                     565 Fifth Avenue
                                     New York, New York 10017

                                     Address for Notices:
                                     -------------------
                                     Bank of Scotland
                                     565 Fifth Avenue
                                     New York, New York 10017

                                     Telephone: (212) 450-0877
                                     Telecopy: (212) 687-4412
                                     Attention: Karen Workman

                                     PAYMENT INFORMATION:

                                     Citibank N.A., New York
                                     ABA No. 021 000 089
                                     Account Name: Bank of Scotland, NY
                                     Account No. 36046633
                                     Ref:  Plains Resources
                                     Attention:  Loan Admin.

                                     U.S. BANK NATIONAL ASSOCIATION, Lender


                                     By:_____________________________________

                                     Name:___________________________________

                                     Title:__________________________________


                                     Principal Office for all Loans:
                                     ------------------------------
                                     U.S. Bank
                                     918 Seventeenth Street, Suite 300
                                     Denver, Colorado 80202


                                     Address for Notices:
                                     -------------------
                                     U.S. Bank
                                     918 Seventeenth Street, Suite 300
                                     Denver, Colorado 80202


                                     Telephone:  (303) 585-4212
                                     Telecopy:  (303) 585-4362
                                     Attention: Monte Deckerd


                                     PAYMENT INFORMATION:


                                     ABA #10200002 I
                                     Account No. 28888532160600
                                     Ref: Plains Resources

                                      HIBERNIA NATIONAL BANK, Lender


                                      By:_______________________________________
                                      Name:  David R. Reid
                                      Title: Senior Vice President


                                      Principal Office for all Loans:
                                      ------------------------------
                                      Hibernia National Bank
                                      313 Carondelet Street, Suite 1300
                                      New Orleans, Louisiana 70130


                                      Address for Notices:
                                      -------------------
                                      Hibernia National Bank
                                      313 Carondelet Street, Suite 1300
                                      New Orleans, Louisiana 70130


                                      Telephone:  (337) 268-4582
                                      Telecopy:  (337) 268-4567
                                      Attention: David R. Reid


                                      PAYMENT INFORMATION:


                                      ABA # 065000090
                                      Account No. 26020
                                      Ref: Loan Accounting/Plains Resources

                                     GENERAL ELECTRIC CAPITAL CORPORATION,
                                     Lender


                                     By:________________________________________

                                     Name:______________________________________

                                     Title:_____________________________________

                                     Principal Office for all Loans:
                                     ------------------------------
                                     General Electric Capital Corporation
                                     120 Long Ridge Road
                                     Stamford, Connecticut 06927

                                     Address for Notices:
                                     -------------------
                                     General Electric Capital Corporation
                                     Structured Finance Group - Compliance
                                     120 Long Ridge Road
                                     Stamford, Connecticut 06927

                                     Telephone:  (203) 357-6536
                                     Telecopy:  (203) 357-4890
                                     Attention: Peter Fortmann

                                     PAYMENT INFORMATION:

                                     Banker's Trust Company New York
                                     ABA #021-001-033
                                     Acct #: 50-205-7 76
                                     Acct Name: GECC T&I Depository
                                     Ref: Plains Resources

                                     BANK ONE, N.A., (MAIN OFFICE - CHICAGO),
                                     Lender


                                     By:_______________________________________
                                     Name:_____________________________________
                                     Title:____________________________________


                                     Principal Office for all Loans:
                                     ------------------------------
                                     Bank One, N.A. (Main Office - Chicago)
                                     910 Travis
                                     Houston, Texas 77002


                                     Address for Notices:
                                     -------------------
                                     Telephone:  (713) 751-7803
                                     Telecopy:  (713) 751-3544
                                     Attention: Charles Kingswell-Smith


                                     PAYMENT INFORMATION:


                                     Bank One, N.A. (Main Office - Chicago)
                                     ABA #111000614
                                     Acct #
                                     Acct Name:
                                     Ref: Plains Resources Inc.

                                 LENDER SCHEDULE

Lender                                             Commitment   Percentage Share
------                                             ----------   ----------------

First Union National Bank                          $ 26,500,000      11.777778%

The Chase Manhattan Bank                           $ 25,000,000      11.111111%

Wells Fargo Bank (Texas), National Association     $ 25,000,000      11.111111%

Fleet National Bank                                $ 23,500,000      10.444444%

Comerica Bank-Texas                                $ 20,000,000       8.888889%

Fortis Capital Corp.                               $ 20,000,000       8.888889%

Bank of Scotland                                   $ 20,000,000       8.888889%

U.S. Bank National Association                     $ 20,000,000       8.888889%

Hibernia National Bank                             $ 15,000,000       6.666667%

Bank of America, N.A.                              $ 12,500,000       5.555555%

General Electric Capital Corporation               $ 12,500,000       5.555556%

Bank One, N.A. (Main Office - Chicago)             $  5,000,000       2.222222%
                                                   ------------     ----------

TOTAL                                              $225,000,000     100.000000%